SCHEDULE 14A
(RULE 14A-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-12
PIEDMONT OFFICE REALTY TRUST, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)
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March [•], 2018
Dear Stockholder:
Attached for your review is a notice of the 2018 Annual Meeting of Stockholders and Proxy Statement for Piedmont Office Realty Trust, Inc. YOUR VOTE IS VERY IMPORTANT. Please respond immediately to help us avoid potential delays and additional expense to solicit votes.
We are asking you to read the enclosed materials and to vote on the election of your board of directors, the ratification of the appointment of our independent registered public accounting firm for fiscal 2018, the approval of an amendment to our charter to clarify that our stockholders have the power to amend our bylaws, and the approval, on an advisory basis, of the compensation of our named executive officers. You will find more detail about these proposals in the attached documents. We ask that you review these documents thoroughly and submit your vote as soon as possible in advance of the annual meeting on May 15, 2018.
If you have any questions, please call your broker or financial advisor, or contact Piedmont Shareowner Services by calling 866-354-3485 or emailing investor.services@piedmontreit.com. To view our latest regulatory filings and updates, including Form 8-K filings, please visit our website at www.piedmontreit.com.
Thank you for your support and for your prompt vote.
Sincerely,
/s/ DONALD A. MILLER, CFA
Donald A. Miller, CFA
Chief Executive Officer
Piedmont Office Realty Trust, Inc.

PIEDMONT OFFICE REALTY TRUST, INC.
11695 Johns Creek Parkway, Suite 350
Johns Creek, Georgia 30097
Notice of Annual Meeting of Stockholders
and Proxy Statement
To Be Held May 15, 2018
Dear Stockholder:
On Tuesday, May 15, 2018, Piedmont Office Realty Trust, Inc., a Maryland corporation, will hold its 2018 Annual Meeting of Stockholders (the “Annual Meeting”) at the Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005. The meeting will begin at 11:00 a.m. Eastern daylight time.
The purpose of this Annual Meeting is to:
(i)
elect eight directors identified in the 2018 proxy statement to hold office for terms expiring at our 2019 annual meeting and until their successors are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018;

(iii)
approve an amendment to our charter to clarify that our stockholders have the power to amend our bylaws (the “Charter Amendment Proposal”);

(iv)
approve, on an advisory basis, the compensation of our named executive officers; and

(v)
transact any other business as may properly come before the meeting, or any postponement or adjournment thereof.

Your board of directors has selected March 9, 2018 as the record date for determining stockholders entitled to vote at the meeting.
On April 2, 2018, we will begin mailing our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including our 2018 proxy statement and our Annual Report to Stockholders for fiscal 2017, and how to vote online.
Whether or not you plan to attend the meeting, your vote is very important, and we encourage you to vote promptly. You may vote via a toll-free telephone number or over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date, and mail the proxy card in the envelope provided. Instructions regarding all three methods offered for voting are contained in the proxy card or Notice of Internet Availability of Proxy Materials. If you execute a proxy but later decide to attend the meeting in person, or for any other reason desire to revoke your proxy, you may do so at any time before 11:59 p.m. Eastern daylight time on May 14, 2018.
BY ORDER OF THE BOARD OF DIRECTORS
/s/ THOMAS A. MCKEAN
Thomas A. McKean
Associate General Counsel and Corporate Secretary
Atlanta, Georgia
March [•], 2018
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to Be Held on May 15, 2018: Our 2018 proxy statement and our Annual Report to Stockholders for fiscal 2017 are available at www.envisionreports.com/PDM.

PIEDMONT OFFICE REALTY TRUST, INC.
PROXY STATEMENT
2018 ANNUAL MEETING OF STOCKHOLDERS

2018 PROXY STATEMENT AT A GLANCE
The summary below highlights information contained elsewhere in this proxy statement. It is only a summary and does not contain all information that you should consider and you should read the proxy statement in its entirety before casting your vote.
Annual Meeting Logistics

➢
Tuesday, May 15, 2018, at 11:00 Eastern daylight time

➢
The Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005

➢
Record date is March 9, 2018

Meeting Agenda and Voting Recommendations

Proposal		Board Vote Recommendation	Page
I	Elect eight directors nominated by the board of directors for one year terms	FOR ALL	10
II	Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm	FOR	14
III	Approve an amendment to our charter to clarify that our stockholders have the power to amend our bylaws	FOR	17
IV	Approve, on an advisory basis, executive compensation	FOR	18
Proposal I: Election of Directors

The Board is asking you to elect the eight nominees listed below for terms that expire at the 2019 annual meeting of stockholders and until their successor are duly elected and qualified. The directors will be elected by a plurality vote; however, our Corporate Governance Guidelines require that each director will offer to resign if the director receives a greater number of votes “withheld” than votes “for” such election in an uncontested election of directors.
Name	Age	Occupation	Year First Became a Director	Independent	Board Committees
Kelly H. Barrett	53	Senior Vice President - Home Services, The Home Depot	2016	Yes	Audit Nominating and Governance
Wesley E. Cantrell	83	Former President, Chief Executive Officer and Chairman, Lanier Worldwide	2007	Yes	Nominating and Governance* Compensation
Barbara B. Lang	74	Managing Principal and Chief Executive Officer of Lang Strategies, LLC	2015	Yes	Compensation Nominating and Governance
Frank C. McDowell	69	Former President, Chief Executive Officer and Director of BRE Properties, Inc.	2008	Yes	Compensation* Nominating and Governance
Donald A. Miller, CFA	55	President and Chief Executive Officer, Piedmont Office Realty Trust, Inc.	2007	No
Raymond G. Milnes, Jr.	66	Former Partner, KPMG LLP	2011	Yes	Audit* Capital
Jeffrey L. Swope	67	Managing Partner and Chief Executive Officer, Champion Partners Ltd.	2008	Yes	Capital* Compensation
Dale H. Taysom	69	Former Global Chief Operating Officer, Prudential Real Estate Investors	2015	Yes	Audit Capital
*
Denotes committee chair

Proposal II: Ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm

The Board is asking you to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2018.
Proposal III: Approve an amendment to our charter to clarify that our stockholders have the power to amend our bylaws

Consistent with the amendment of our Bylaws in May 2017, the Board is asking you to approve an amendment to our charter to clarify that our stockholders have the power to vote on proposals to amend our bylaws. We refer to this proposal as the “Charter Amendment Proposal”.
Proposal IV: Approve, on an advisory basis, the compensation of our named executive officers

The board of directors is asking you to approve, on an advisory basis, the compensation of the Named Executive Officers as disclosed in this proxy statement. We believe our compensation programs are designed to:
➢
attract and retain candidates capable of performing at the highest levels of our industry;

➢
create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

➢
reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
link incentive compensation levels with the creation of stockholder value;

➢
align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation and Governance Practices:

What We Do	What We Don’t Do
✓ DO require stockholder approval in the event a staggered Board is ever proposed	NO staggered Board

✓
DO have a board comprised of a super-majority of independent directors. Seven of our eight directors currently serving are independent in accordance with New York Stock Exchange (“NYSE”) listing standards and our Corporate Governance Guidelines.

NO compensation or incentives that encourage risks reasonably likely to have a material adverse effect on the Company
✓ DO have a separate Chairman and Chief Executive Officer	NO tax gross ups for any executive officers

✓
DO maintain a majority voting policy requiring that, in any uncontested election, as a condition to nomination, each director irrevocably agrees to offer to resign if the director receives a greater number of votes “withheld” than votes “for” such election.

NO re-pricing or buyouts of underwater stock options
✓ DO permit stockholders to amend the bylaws	NO reportable transactions with any of our directors or current executive officers
✓ DO restrict board terms to 15 years	NO hedging or pledging transactions involving our securities
✓ DO require an annual performance evaluation of our Board	NO guaranteed cash incentive compensation or equity grants with executive officers

✓
DO align pay and performance by linking a majority of total compensation to the achievement of a balanced mix of Company and individual performance criteria tied to operational and strategic objectives established at the beginning of the performance period by the Compensation Committee and the Board.

NO long-term employment contracts with executive officers

✓
DO deliver a substantial portion of the value of equity awards in performance shares. For 2017, 50% of our executive officers equity award opportunity was tied to our Company’s total stockholder return relative to our peer group.

NO supplemental executive benefits to our NEOs
✓ DO maintain stock ownership guidelines for directors and executive officers
✓ DO maintain a clawback policy for our CEO, CFO and CAO
✓ DO conduct annual assessments of compensation at risk
✓ DO have an Compensation Committee comprised solely of independent directors
✓ DO retain an independent compensation consultant that reports directly to the Compensation Committee and performs no other services for management

✓
DO cap incentive compensation. Incentive awards include minimum and maximum performance thresholds with funding that is based on actual results measured against the pre-approved goals that are clearly defined. Further, our Compensation Committee ultimately reserves the right to decrease payouts in their discretion.

Focus on Performance-Based Pay

➢
80% of our NEO’s payout opportunity under our 2017 short-term cash incentive compensation program was tied to specific quantitative performance metrics derived from critical components of our 2017 annual business plan.

➢
100% of our NEO’s payout opportunity under our long-term performance equity award incentive compensation program was tied to our total stockholder return over a three-year performance period relative to a pre-determined peer group.

➢
75% of our NEO’s target opportunity for restricted equity awards is tied to quantitative performance metrics derived from critical components of our 2017 annual business plan.

➢
The majority of the total compensation during 2017 for our chief executive officer and other named executive officers was performance-based and at risk:

QUESTIONS AND ANSWERS
We are providing you with this proxy statement, which contains information about the items to be voted upon at our Annual Meeting. To make this information easier to understand, we have presented some of the information below in a question and answer format.
Q:
Will my vote make a difference?

A:
Yes – YOUR VOTE IS VERY IMPORTANT. Your vote is needed to ensure that the proposals can be acted upon. Your immediate response will help avoid potential delays and may save us significant additional expenses associated with soliciting stockholder votes.

Q:
Why am I receiving this proxy statement and proxy card?

A:
You are receiving a proxy statement and proxy card from us because our board of directors is soliciting your proxy to vote your shares at the Annual Meeting. This proxy statement describes issues on which we would like you, as a stockholder, to vote. It also gives you information on these issues so that you can make an informed decision.

When you vote using the Internet, by telephone, or by signing and returning the proxy card, you appoint Donald A. Miller, CFA, our Chief Executive Officer, and Robert E. Bowers, our Chief Financial Officer, as your representatives at the Annual Meeting. Messrs. Miller and Bowers will vote your shares at the Annual Meeting as you have instructed them or if an issue that is not on the proxy card comes up for vote, in accordance with their discretion. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting, it is a good idea to vote in advance of the Annual Meeting just in case your plans change.
Q:
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?

A:
Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a notice in the mail. If you received a notice by mail, you will not receive a printed copy of the proxy materials in the mail. Instead, the notice instructs you on how to access and review the proxy statement and annual report over the Internet at www.envisionreports.com/PDM. The notice also instructs you on how you may vote. If you received a notice by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting these materials contained on the notice.
Q:
When is the Annual Meeting and where will it be held?

A:
The Annual Meeting will be held on Tuesday, May 15, 2018, at 11:00 a.m. (Eastern daylight time) at the Metropolitan Club, 5895 Windward Parkway #100, Alpharetta, GA 30005.

Q:
What is the record date?

A:
The record date is March 9, 2018. Only holders of record of common stock as of the close of business on the record date will be entitled to vote at the Annual Meeting.

Q:
How many shares of common stock are outstanding and can vote?

A:
As of the close of business on the record date, there were 132,490,939 shares of our common stock issued and outstanding. Every stockholder is entitled to one vote for each share of common stock held.

Q:
How many votes do you need to hold the Annual Meeting?

A:
In order for us to conduct the Annual Meeting, we must have a quorum, which means that a majority of our outstanding shares of common stock as of the record date must be present in person or by proxy at the Annual Meeting. Your shares will be counted as present at the Annual Meeting if you:

➢
vote over the Internet or by telephone;

➢
properly submit a proxy card (even if you do not provide voting instructions); or

➢
attend the Annual Meeting and vote in person.

As discussed below, shares which are counted as broker non-votes will also be counted for purposes of determining whether a quorum is present. Once a share is represented for any purpose at the Annual Meeting, it will be deemed present for quorum purposes for the remainder of the meeting (including any meeting resulting from any adjournments or postponements of the Annual Meeting, unless a new record date is set).

Q:
What items am I being asked to vote on at the Annual Meeting?

A:
You are being asked to:

(i)
elect eight directors to hold office for terms expiring at our 2019 annual meeting of stockholders and until their successor are duly elected and qualified;

(ii)
ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018;

(iii)
approve the Charter Amendment Proposal to clarify that our stockholders have the power to amend our Bylaws; and

(iv)
approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement.

No cumulative voting rights are authorized, and dissenter’s rights are not applicable to the matters being voted upon.
Q:
How do I vote if I am a registered stockholder?

A:
If you are a registered stockholder, meaning that your shares are registered in your name, you have four voting options as described below:

➢
You may vote by using the Internet. The address of the website for Internet voting can be found on your proxy card. Internet voting is available 24 hours a day until 11:59 p.m. Eastern daylight time on May 14, 2018.

➢
You may vote by telephone. The toll-free telephone number can be found on your proxy card. Telephone voting is available 24 hours a day until 11:59 p.m. Eastern daylight time on May 14, 2018.

➢
You may vote by mail. If you choose to vote by mail, simply mark and sign your proxy card and return it in the enclosed prepaid and addressed envelope. Voted proxy cards must be mailed and received by 11:59 p.m. Eastern daylight time on May 14, 2018 in order to be counted.

➢
You may vote by attending the Annual Meeting and voting in person.

If you have Internet access, we encourage you to record your vote on the Internet. It is convenient, and it saves us significant postage and processing costs. In addition, when you vote via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting, see your enclosed proxy card in this proxy statement or the Notice of Internet Availability of Proxy Materials.
Q:
Are voting procedures different if I hold my shares in the name of a broker, bank or other nominee?

A:
If your shares are held in “street name” through a broker, bank or other nominee, please refer to your proxy card or the instructions provided by your broker, bank, or other nominee regarding how to vote your shares or to revoke your voting instructions. The availability of telephone and Internet voting depends on the voting processes of the broker, bank or other nominee.

Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. However, if you hold your shares in street name, you must obtain a legal proxy from your broker, bank or other nominee to be able to vote in person at the Annual Meeting.
Q:
How may I vote for the nominees for director, and how many votes must the nominees receive to be elected?

A:
With respect to the election of directors, you may vote “FOR” or “WITHHOLD” your vote with respect to each director nominee presented in this proxy statement. Directors are elected by a plurality vote. As a result, the eight nominees receiving the highest number of FOR votes will be elected as directors. If you sign your proxy card with no further instructions, your shares will be voted FOR all eight nominees for director.

We have a majority voting policy for the election of non-employee directors. The policy, which is part of our Corporate Governance Guidelines, sets forth our procedures if a nominee is elected, but receives a majority of votes withheld. In an uncontested election, any non-employee nominee for director who receives a greater number of votes withheld from his or her election than votes for his or her election is required to promptly tender his or her resignation. Our Nominating and Corporate Governance Committee is required to promptly consider and make a recommendation to the board of directors with respect to the offer of resignation. The board is then required to take action with respect to this recommendation. Our majority voting policy is more fully described below under “Information Regarding the Board of Directors and Committees — Majority Voting Policy.”
Q:
What happens if a nominee is unable to serve if elected?

A:
If a nominee is unable to serve if elected, the board of directors may reduce the number of directors that serve on the board or designate a substitute nominee. If the board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee. In no event will more than eight directors be elected at the Annual Meeting. Neither our management nor our board of directors has any reason to believe that any nominee for election at the Annual Meeting will be unable to serve if elected, however.
Q:
How may I vote for the ratification of Deloitte & Touche LLP as the independent registered public accounting firm, and how many votes must the ratification receive to pass?

A:
With respect to the ratification of Deloitte & Touche LLP as independent registered public accounting firm, you may:

➢
vote FOR the ratification;

➢
vote AGAINST the ratification; or

➢
abstain from voting.

Deloitte & Touche LLP will be ratified as the independent registered public accounting firm if the proposal receives the affirmative vote of a majority of the votes cast at the Annual Meeting. If you sign your proxy card with no further instructions, your shares will be counted as a vote FOR the ratification of Deloitte & Touche LLP.
Q:
How may I vote on the Charter Amendment Proposal, and how many votes must the proposal receive to pass?

A:
With respect to the approval of the Charter Amendment Proposal, you may:

➢
vote FOR the Charter Amendment Proposal;

➢
vote AGAINST the Charter Amendment Proposal; or

➢
abstain from voting.

The Charter Amendment Proposal will be approved if the proposal receives the affirmative vote of a majority of all shares outstanding and entitled to vote on the Charter Amendment Proposal at the Annual Meeting. Accordingly, abstentions and broker non-votes will have the effect of a vote “against” the Charter Amendment Proposal. If you sign your proxy card with no further instructions, your shares will be counted as a vote FOR the Charter Amendment Proposal.
Q:
How may I vote on the proposal to approve, on an advisory basis, the compensation of the named executive officers as disclosed in this proxy statement, and how many votes must the proposal receive to pass?

A:
With respect to this proposal, you may:

➢
vote FOR the approval, on an advisory basis, of the compensation of the named executive officers;

➢
vote AGAINST the approval, on an advisory basis, of the compensation of the named executive officers; or

➢
abstain from voting.

Unlike some of the other proposals you are voting on, this is an advisory proposal, which means it is not binding. The board of directors will review the voting results and consider the outcome in making future decisions on executive compensation. The compensation of our named executive officers will be approved, on an advisory basis, if the proposal receives the affirmative vote of a majority of the votes cast at the Annual Meeting. If you sign your proxy card with no further instructions, your shares will be counted as a vote FOR the approval of executive compensation.
Q:
How does the board of directors recommend I vote on the proposals?

A:
The board of directors recommends a vote FOR ALL eight nominees for election as director who are named as such in this proxy statement; FOR the ratification of Deloitte & Touche LLP as independent registered public accounting firm for fiscal 2018; FOR the approval of the Charter Amendment Proposal; and FOR the approval, on an advisory basis, of the compensation of the named executive officers.

Q:
What if I vote and then change my mind?

A:
If you are a registered stockholder, you have the right to revoke your proxy at any time before 11:59 p.m. Eastern daylight time on May 14, 2018 by:

➢
voting again over the Internet or by telephone;

➢
giving written notice to Thomas A. McKean, our Secretary; or

➢
returning a new, valid proxy card bearing a later date, that is received before such time.

You may also revoke your proxy by attending the Annual Meeting and voting in person. If you hold your shares in the name of a broker, bank, or other nominee, please refer to your broker’s proxy card or instructions for the procedures you need to follow to revoke your vote.

Q:
How will the proxies be voted?

A:
Any proxy that is received in time, is properly signed and is not revoked will be voted at the Annual Meeting in accordance with the directions of the stockholder signing the proxy. If you return a signed proxy card but do not provide voting instructions, your shares will be voted FOR all of the eight nominees to serve on the board of directors; FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2017; FOR the approval of the Charter Amendment Proposal; and FOR the approval, on an advisory basis, of the compensation of the named executive officers.

Q:
What are the effects of abstentions and broker non-votes?

A:
Abstentions and broker non-votes with respect to a proposal are counted for purposes of establishing a quorum.

A “broker non-vote” occurs when a beneficial owner fails to provide voting instructions to his or her broker as to how to vote shares held by the broker in street name and the broker does not have discretionary authority to vote without instructions. If your shares are held in “street name” through a broker, bank or other nominee and you do not provide voting instructions, your broker, bank or other nominee only has discretionary authority to vote your shares on your behalf for “routine” matters. The only “routine” matter being considered at the Annual Meeting is the ratification of our independent registered public accounting firm. As a result, brokers, banks and other nominees will have authority to vote their customers’ shares with regard to that proposal (but not any other proposal) if their customers do not provide voting instructions. On “non-routine” matters, such as the election of directors, the Charter Amendment Proposal and the approval, on an advisory basis, of the compensation of the named executive officers, brokers, banks and other nominees cannot vote their customers’ shares without receiving voting instructions from the beneficial owner of such shares.
With respect to the proposals to elect eight nominees to our board of directors; to ratify Deloitte & Touche LLP as the independent registered public accounting firm; and to approve, on an advisory basis, the compensation of the named executive officers, abstentions, withhold votes, and broker non-votes (each as applicable) will have no effect on the outcome of the vote.
Because approval of the Charter Amendment Proposal requires the affirmative vote of a majority of all shares outstanding and entitled to vote on the Charter Amendment Proposal at the Annual Meeting, abstentions and broker non-votes will have the effect of a vote “against” the Charter Amendment Proposal.
Q:
Is this proxy statement the only way that proxies are being solicited?

A:
No. In addition to mailing proxy solicitation material, Georgeson, Inc. (our third party proxy solicitor) and our directors and employees may also solicit proxies in person, via the Internet, by telephone or by any other electronic means of communication we deem appropriate.

Q:
Who pays the cost of this proxy solicitation?

A:
We will pay all the costs of mailing and soliciting these proxies. Our employees will not be paid any additional compensation for soliciting proxies. Georgeson, Inc. will be paid a fee of approximately $6,500 plus $4.00 per phone vote as well as out-of-pocket expenses for its services as our proxy solicitor. We may also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to beneficial owners.

Q:
How can I obtain additional copies of this proxy statement or other information filed with the SEC relating to this solicitation?

A:
Our stockholders may obtain additional copies of this proxy statement, our Annual Report to Stockholders for fiscal 2017 and all other relevant documents filed by us with the SEC free of charge from our website at www.piedmontreit.com or by calling Shareowner Services at 866-354-3485.

In addition, we file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public on the website maintained by the SEC at http://www.sec.gov.

PROPOSAL I: ELECTION OF DIRECTORS
Our current eight member board of directors is comprised of seven independent members and our Chief Executive Officer.
At the Annual Meeting, you will vote on the election of eight directors. Each nominee elected will serve as a director until the next annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. Each of the following nominees has served as a director since our 2016 annual meeting of stockholders and has been nominated for election at the Annual Meeting by our board of directors in accordance with our established nomination procedures discussed in this proxy statement.
Name	Age	Position(s)
Frank C. McDowell	69	Director* and Chairman of the Board of Directors
Kelly H. Barrett	53	Director*
Wesley E. Cantrell	83	Director*
Barbara B. Lang	74	Director*
Donald A. Miller, CFA	55	Chief Executive Officer, President and Director
Raymond G. Milnes, Jr.	66	Director*
Jeffrey L. Swope	67	Director*
Dale H. Taysom	69	Director* and Vice-Chairman of the Board of Directors

*
Indicates that such director has been determined by our board of directors to be independent under NYSE listing standards.

Frank C. McDowell has served as a director of our company since 2008 and as Chairman of the board of directors since 2017. From 1995 until his retirement in 2004, Mr. McDowell served as President, Chief Executive Officer and Director of BRE Properties, Inc., a self-administered equity REIT, which owned and operated income-producing properties, primarily apartments, in selected Western U.S. markets. From 1992 to 1995, Mr. McDowell was Chairman and Chief Executive Officer of Cardinal Realty, the nation’s fifteenth largest apartment management company and the nineteenth largest owner of multifamily housing at the time. Before joining Cardinal Realty, Mr. McDowell had served as a senior executive and head of real estate at First Interstate Bank of Texas and Allied Bancshares, where he had responsibility for regional management, real estate lending and problem asset workout. Additionally, Mr. McDowell served as a director of Eagle Hospitality Trust (formerly NYSE: EHP) from 2006 to 2008 and was a licensed CPA in Texas for twenty years.
Mr. McDowell brings to the board extensive experience as a Chief Executive Officer of an approximate 500-employee, public company within the real estate sector as a result of serving as Chief Executive Officer of BRE Properties and as a result of his experience as head of real estate for First Interstate Bank of Texas and Allied Bancshares. He is very familiar with the public markets, including dealing with analysts and institutional investors as well as an in-depth working knowledge of various financial structures and the capital raising process. In addition he has expertise in strategic planning, establishing and managing compensation for senior real estate executives, and in other financial matters given his background as a CPA. These skills make him well suited to serve as Chairman of the Board and Chairman of the Compensation Committee.
Kelly H. Barrett has served as a director of our company since 2016. She has been employed by The Home Depot (NYSE:HD) since 2003, serving in various roles including Vice President Corporate Controller, Senior Vice President of Enterprise Program Management, and Vice President of Internal Audit and Corporate Compliance prior to assuming her current role of Senior Vice President — Home Services. Prior to her employment by The Home Depot, Ms. Barrett was employed by Cousins Properties Incorporated for eleven years in various financial roles, ultimately including that of Chief Financial Officer. During that time, she was very active in the National Association of Real Estate Investment Trusts (NAREIT) as an Accounting Committee Co-Chairperson and member of the Best Financial Practices Council as well as the Real Estate Group of Atlanta. She has been a licensed CPA in Georgia for the past thirty years. In addition, Ms. Barrett served as a director of State Bank Financial Corporation (NASDAQ: STBZ) from August of 2011 to May of 2016.
Ms. Barrett brings over 30 years of leadership and financial management expertise to the Board. As a former member of NAREIT’s Accounting Committee and Best Financial Practices Council and former chief financial officer of an office REIT, she is well qualified to provide oversight and guidance for Piedmont and serve as a member of the Audit Committee and an audit committee financial expert.

Wesley E. Cantrell has served as a director of our company since 2007. He was employed by Lanier Worldwide, Inc. (formerly NYSE: LR), a global document management company, from 1955 until his retirement in 2001. While at Lanier, Mr. Cantrell served in a number of key positions, including President, Chief Executive Officer, and Chairman. Mr. Cantrell formerly served as a director for AnnTaylor Stores Corporation (NYSE: ANN), Oxford Industries, Inc. (NYSE: OXM), and First Union National Bank of Atlanta.
Mr. Cantrell brings to the board broad senior management expertise based on his years as President, Chief Executive Officer and Chairman of a large, complex business such as Lanier Worldwide. While serving on AnnTaylor’s board of directors, Mr. Cantrell chaired the Nominating and Corporate Governance Committee and thus brings experience with corporate governance practices to his role as Chairman of our Nominating and Corporate Governance Committee. As a member of the Horatio Alger Association of Distingished Americans and an author of books on integrity and ethical decision-making in business, Mr. Cantrell offers unique insight into issues influencing our company culture and business practices.
Barbara B. Lang has served as a director of our company since 2015. Ms. Lang is Managing Principal & Chief Executive Officer of Lang Strategies, LLC, a business consulting firm, located in Washington, D.C. From 2002 to 2014, Ms. Lang served as president and Chief Executive Officer of the D.C. Chamber of Commerce. Prior to joining the Chamber, Ms. Lang was the Vice President of Corporate Services and Chief Procurement Officer for Fannie Mae. She also had a long career with IBM where she served in several management positions in finance, administration and product forecasting. Ms. Lang has received numerous awards and accolades throughout her career, including being twice named one of Washingtonian Magazine’s 150 Most Powerful People in the Washington, D.C. region, Business Leader of the Year by the District of Columbia Building Industry Association and a Lifetime Legacy Award from Washington Business Journal. Ms. Lang also served on the board of Cardinal Financial Corporation (NASDAQ: CFNL) from April 2014 to May 2017 and currently serves on the boards of the Metropolitan Washington Airports Authority and Sibley Hospital Foundation.
Ms. Lang brings to the board a broad personal network of corporate and governmental contacts in one of the Company’s key operating markets. In addition, she has extensive senior management expertise with both private corporations and governmental agencies based on her years of experience leading the D.C. Chamber of Commerce and her management experience with Fannie Mae and IBM. In addition, Ms. Lang has broad business, financial, and governance expertise based on her experience as a business consultant, independent director with another public company, and executive of a nonprofit organization. This broad experience makes Ms. Lang highly qualified to serve on the Compensation and Nominating and Corporate Governance Committees.
Donald A. Miller, CFA, has served as the Chief Executive Officer, President, and a member of the board of directors of Piedmont Office Realty Trust since 2007. From 2003 to 2007, Mr. Miller was the head of real estate activities at Wells Real Estate Funds, Inc. In such capacity, he was responsible for directing all aspects of the acquisitions, asset management, dispositions, property management, and construction groups. From 2001 to 2003, Mr. Miller headed the U.S. equity real estate operations of Lend Lease, a leading international commercial real estate property group where he had worked since 1994. Prior to Lend Lease, Mr. Miller was responsible for regional acquisitions for Prentiss Properties Realty Advisors, a predecessor entity to Prentiss Properties Trust, a publicly traded REIT (which was acquired by Brandywine Realty Trust in 2005). Earlier in his career, Mr. Miller worked in the pension investment management department of Delta Air Lines and was responsible for real estate and international equity investment programs. Mr. Miller is also a Chartered Financial Analyst. He received a B.A. from Furman University in Greenville, South Carolina. He currently sits on the board of directors of Pacolet Milliken Enterprises, a Greenville, South Carolina investment company specializing in real estate and energy. From 2012 to 2015, he served on the Board of Governors for NAREIT. He is currently a member of the Urban Land Institute (ULI), and the National Association of Industrial and Office Properties (NAIOP).
Through his experience serving as Chief Real Estate Officer for Wells Real Estate Funds, Inc. as well as his work at Lend Lease, Prentiss Properties, and managing real estate investments for Delta Air Lines, Mr. Miller brings to the board over 30 years of experience in dealing with virtually all aspects of real estate acquisition, financing, management, leasing, disposition as well as both portfolio and asset management experience. He also has an extensive personal network of contacts throughout the real estate industry given his involvement in ULI, NAIOP and NAREIT. Mr. Miller is very knowledgeable about each of the individual geographic markets in which Piedmont currently owns or may own property. In addition, he has extensive financial expertise given his Chartered Financial Analyst designation and great insight into our strategies and operations as well as our corporate culture and values given his many years of service to Piedmont.
Raymond G. Milnes, Jr. has served as a director of our company since 2011. He retired as a partner from the accounting firm of KPMG LLP in 2011 where he had served as the National Sector Leader for the Building, Construction and Real Estate Practice for fourteen years. Mr. Milnes was employed by KPMG for 38 years and has extensive accounting, auditing, and advisory experience in all sectors of the real estate and construction industries, including real estate investment funds, real estate investment trusts, developers, operating properties, and syndicates of private and public real estate partnerships. Mr. Milnes has served as the lead audit partner or account executive for several of KPMG’s largest real estate and construction clients, including both domestic and global clients and has been a frequent speaker and panelist on current trends in the building, construction, and real estate industry and has contributed to numerous real estate industry publications. In addition to his national role with KPMG, Mr. Milnes also has been an associate member of the Board of Governors of NAREIT, has served on the Advisory Board of The Real Estate Center of DePaul University, and has been a member of The Real Estate Roundtable President’s Council. In addition, he is an Adjunct Faculty member in DePaul University’s School of Real Estate. He has a BS in Accounting from the University of Detroit and is a registered CPA.
Mr. Milnes brings to the board real estate specific financial knowledge and experience including dealing with complex financial and accounting related issues based on his many years serving as a KPMG partner and his leadership roles within the KPMG organization. Additionally, he has an in-depth knowledge of the workings of the SEC and risk management expertise as well as contacts at other real estate firms. Finally, his financial expertise makes him well qualified to serve as Chairman of the Audit Committee and an audit committee financial expert.
Jeffrey L. Swope has served as a director of our company since 2008. In 1991, Mr. Swope formed Champion Partners Ltd., a nationwide developer and investor of office, industrial and retail properties, where he has served as Managing Partner and Chief Executive Officer since 1991. In addition, during 2011, Mr. Swope co-founded Champion Private Equity, a private real estate capital and investment company. He also serves as a member of the University of Texas at Austin Business School Advisory Council.
As a nationwide developer of real estate property, Mr. Swope has handled the acquisition, financing, leasing and management of over 50 million square feet of real estate during his approximately 40-year career in the commercial real estate industry and thus brings extensive experience in virtually all aspects of real estate and a wealth of knowledge regarding the individual geographic markets in which Piedmont currently owns or may own property. His development expertise is also beneficial to Piedmont as we pursue various development and redevelopment strategies. His deep real estate and financing experience makes him well suited to serve as Chairman of the Capital Committee. He also has an extensive personal network of contacts throughout the real estate industry given his involvement in many industry groups such as ULI, NAIOP, and his involvement with the University of Texas.
Dale H. Taysom has served as a director of our company since 2015 and as Vice-Chairman of the Board since 2017. Prior to his retirement in 2013, Mr. Taysom was Global Chief Operating Officer for Prudential Real Estate Investors (“PREI”). During his 36-year career with PREI, Mr. Taysom held various positions including Head of United States Transactions and Global Head of Transactions, among others, prior to completing his tenure as Global Chief Operating Officer (“COO”). Additionally, he was a member of PREI’s domestic and international investment committees and a member of the Global Management Committee. His responsibilities included asset management, acquisitions, sales, development, and portfolio management. He is currently a member of the ULI and a former member of both the National Multi-Housing Council and the National Association of Real Estate Investment Managers (“NAREIM”).
As a former COO of a large real estate company, Mr. Taysom brings many years of experience dealing with almost every facet of owning and operating commercial real estate including mortgage loan origination, asset management, acquisitions, sales, development and portfolio management. He is familiar with many of the markets in which our properties are located and has an extensive personal network of contacts throughout the real estate industry. In addition to his financial and budgetary responsibilities as COO of PREI, Mr. Taysom also participated with the management committee is formulating the strategic vision of the company including the review, approval, and responsibility for financial performance. This financial and operational experience makes him well suited to serve as a member of the Audit Committee.

Your board of directors unanimously recommends a vote “FOR” all eight nominees listed for election as directors.

PROPOSAL II:
RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL 2018
Engagement of Deloitte & Touche LLP

On January 10, 2018, the Audit Committee recommended to the board of directors that it engage, and the board of directors did engage, Deloitte & Touche LLP as our independent registered public accounting firm to audit our financial statements for the year ending December 31, 2018. This proposal asks you to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm. Although we are not required to obtain such ratification from our stockholders, the board of directors believes it is good practice to do so. Notwithstanding the ratification, the Audit Committee in its discretion may select a different independent registered public accounting firm at any time during the year if it determines that the change would be in the best interests of Piedmont and our stockholders. In the event that the appointment of Deloitte & Touche LLP is not ratified, the Audit Committee will consider the appointment of another independent registered public accounting firm, but will not be required to appoint a different firm.
A representative of Deloitte & Touche LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Your board of directors unanimously recommends a vote “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for fiscal 2018.

Changes in Independent Registered Public Accounting Firm

On January 10, 2018, we notified Ernst & Young LLP of its dismissal as our independent registered public accounting firm, which will become effective as of the close of business on February 21, 2018. Our dismissal of Ernst & Young LLP was recommended by the Audit Committee and approved by our board of directors.
Ernst & Young LLP’s audit report for our consolidated financial statements for the fiscal years ended December 31, 2017 and 2016 did not contain an adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope, or accounting principles.
During our fiscal years ended December 31, 2017 and 2016 and through February 21, 2018, there were no disagreements (as described in Item 304(a)(1)(iv) of Regulation S-K under the Securities Exchange Act of 1934 (“Regulation S-K”)) with Ernst & Young LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Ernst & Young LLP, would have caused Ernst & Young LLP to make reference to the subject matter of the disagreement in its report on our financial statements for such period, and, except with respect to the material weakness in internal control over financial reporting described below, there were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).
As previously disclosed in our amended Annual Report on Form 10-K/A for the year ended December 31, 2016 and our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2017 and June 30, 2017, in conjunction with the preparation of our quarterly report on Form 10-Q for the three months ended March 31, 2017, our management became aware of a material weakness in internal control over financial reporting related to the misapplication of ASC 350-20-40-2, specifically, the allocation of a portion of goodwill associated with our purchase of two property management companies to the carrying amount of assets sold or held for sale that met the definition of a “business” when determining the gain or loss on sale to be recognized for sold assets or the amount, if any, of impairment losses to be recognized for assets held for sale. The material weakness resulted in the restatement of our consolidated financial statements as of December 31, 2016 and 2015 and for the two years ended December 31, 2016. Upon learning of this material weakness, our management took immediate remedial action. Our management initiated controls over the proper application of GAAP in accounting for goodwill related to the disposal of assets and in allocating goodwill to held for sale assets to determine the amount, if any, for impairment charges. Our management also strengthened our controls around the application of ASC 350-20-40-2 and the adoption of any new accounting standards by preparing formal written memos for every new standard that is applicable to us as opposed to the more material ones as we had historically done. Our management believes that it has fully remediated this material weakness.
The Audit Committee has discussed the subject matter of the foregoing material weakness with Ernst & Young LLP, and we have authorized Ernst & Young LLP to respond fully to any inquiries concerning such matters made by Deloitte & Touche LLP.
We have provided Ernst & Young LLP and Deloitte & Touche LLP with a copy of the disclosure made above prior to the time this proxy statement was filed with the SEC and requested that each furnish us with a statement if it believes this disclosure to be incorrect or incomplete. Neither firm has provided us with such a statement.
A representative of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement and will be available to respond to appropriate questions by stockholders.

Pre-Approval Policies

The Audit Committee must pre-approve all auditing services performed for us by our independent registered public accounting firm, as well as all permitted non-audit services (including the fees and terms thereof), in order to ensure that the provision of such services does not impair the registered public accounting firm’s independence. Unless a type of service to be provided by our independent registered public accounting firm has received “general” pre-approval, it will require “specific” pre-approval by the Audit Committee.
All requests or applications for services to be provided by our independent registered public accounting firm that do not require specific pre-approval by the Audit Committee will be submitted to management and must include a detailed description of the services to be rendered. Management will determine whether such services are included within the list of services that have received the general pre-approval of the Audit Committee. The Audit Committee will be informed on a timely basis of any such services rendered by our independent registered public accounting firm.
Requests or applications to provide services that require specific pre-approval by the Audit Committee will be submitted to the Audit Committee by both our independent registered public accounting firm and our chief financial officer, treasurer, or chief accounting officer, and must include a joint statement as to whether, in their view, the request or application is consistent with the SEC’s rules on registered public accounting firm independence. The chairman of the Audit Committee has been delegated the authority to specifically pre-approve all services not covered by the general pre-approval guidelines, up to an amount not to exceed $75,000 per occurrence. Amounts requiring pre-approval in excess of $75,000 per occurrence require specific pre-approval by our Audit Committee prior to engagement of Deloitte & Touche LLP, our current independent registered public accounting firm. All amounts specifically pre-approved by the Chairman of the Audit Committee in accordance with this policy must be disclosed to the full Audit Committee at its next regularly scheduled meeting.

Fees Paid to Independent Registered Public Accounting Firm

The Audit Committee reviewed the audit and non-audit services performed by Ernst & Young LLP, who served as Piedmont’s independent registered public accounting firm for fiscal 2017 and 2016, as well as the fees charged by Ernst & Young LLP for such services. In its review of any non-audit service fees, the Audit Committee considered whether the provision of such services was compatible with maintaining the independence of Ernst & Young LLP. The aggregate fees billed to us for professional accounting services provided by Ernst & Young LLP, including the audits of our annual financial statements, for the years ended December 31, 2017 and 2016, respectively, are set forth in the table below.
	2017	2016
Audit Fees	$1,145,000	$1,161,000
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—
Total	$1,145,000	$1,161,000
For purposes of the preceding table, the professional fees are classified as follows:
➢
Audit Fees — These are fees for professional services performed for the audit of our annual financial statements and the required review of quarterly financial statements and other procedures (including reviews of the purchase price allocation of acquisitions and dispositions) to be performed by the independent registered public accounting firm to be able to form an opinion on our consolidated financial statements. These fees also cover services that are normally provided by independent registered public accounting firms in connection with statutory and regulatory filings or engagements, and services that generally only the independent registered public accounting firm reasonably can provide, such as services associated with filing registration statements, periodic reports, and other filings with the SEC.
➢
Audit-Related Fees — These are fees for assurance and related services that traditionally are performed by independent registered public accounting firms, such as due diligence related to acquisitions and dispositions, attestation services that are not required by statute or regulation, internal control reviews, non recurring agreed-upon procedures and other professional fees associated with transactional activity.

➢
Tax Fees — These are fees for all professional services performed by professional staff in our independent registered public accounting firm’s tax division, except those services related to the audit of our financial statements. These include fees for tax compliance filings, tax planning, and tax advice, including federal, state, and local issues. Services may also include assistance with tax notices, audits and appeals before the Internal Revenue Service and similar state and local agencies.

➢
All Other Fees — These are fees for other permissible work performed that do not meet the above-described categories, including assistance with internal audit plans and risk assessments.

For the year ended December 31, 2017, all services rendered by Ernst & Young LLP were pre-approved by the Audit Committee in accordance with the policies and procedures described above.

PROPOSAL III:
APPROVAL OF THE CHARTER AMENDMENT PROPOSAL
Prior to May 8, 2017, our Third Articles of Amendment and Restatement, as amended (the “Charter”), and our Bylaws each reserved for the board of directors the exclusive power to adopt, alter or repeal any provision of the Bylaws and to make new Bylaws, with limited exceptions.
On May 8, 2017, the board of directors approved and adopted an amendment to Article XIV of the Bylaws that gave our stockholders the power to amend our Bylaws if such amendment was approved by the affirmative vote of a majority of all votes entitled to be cast on the matter. In addition, the board of directors resolved to submit to stockholders at the Annual Meeting an amendment to Section 5.2 of the Charter (the “Charter Amendment”) to clarify that the stockholders have the power to amend the Bylaws.
The proposed Charter Amendment is set forth below in its entirety, with additions shown in bold and underline and deleted text shown in strike through:
SECTION 5.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (i) election or removal of Directors, as provided in Sections 5.1 and 2.4 hereof;
(ii) amendment of this Charter, as provided in Section 7.1 hereof; (iii) dissolution of the Company, as provided in Section 7.2 hereof; (iv) merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, as provided in Section 7.2 hereof; (v) amendment of the Bylaws; and (~~v~~vi) such other matters with respect to which the Directors have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.
We are asking you to approve the Charter Amendment to clarify your ability as stockholders to vote on proposals from time to time to amend our Bylaws. The board of directors has already approved the Charter Amendment. If the Charter Amendment is approved by stockholders, it will become effective upon the acceptance for record of Articles of Amendment to our Charter by the State Department of Assessments and Taxation of Maryland, which we intend to file promptly after the Annual Meeting. A copy of the complete text of the form of Articles of Amendment to our Charter is set forth in Appendix A to this proxy statement.

Your board of directors unanimously recommends a vote “FOR” the Charter Amendment Proposal.

PROPOSAL IV:
ADVISORY VOTE TO APPROVE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS
Pay that reflects performance and alignment of pay with the long-term interests of our stockholders are key principles that underlie our compensation program. In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), stockholders have the opportunity to vote, on an advisory basis, on the compensation of our named executive officers. This is often referred to as a “say on pay” and provides you, as a stockholder, with the ability to cast a vote with respect to our 2017 executive compensation programs and policies and the compensation paid to the named executive officers as disclosed in this proxy statement through the following resolution:
“RESOLVED, that the stockholders approve the compensation of the named executive officers, as described in the Compensation Discussion and Analysis section and in the compensation tables and accompanying narrative disclosure in this proxy statement.”
As discussed in “Executive Compensation —  Compensation Discussion and Analysis” below, the compensation paid to our named executive officers is designed to meet the following objectives:
➢
to attract and retain candidates capable of performing at the highest levels of our industry;

➢
to create and maintain a performance-focused culture, by rewarding outstanding company and individual performance based upon objective predetermined metrics;
➢
to reflect the qualifications, skills, experience and responsibilities of each named executive officer;

➢
to link incentive compensation levels with the creation of stockholder value;

➢
to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership in us; and

➢
to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Although the vote is non-binding, the Compensation Committee will review the voting results and consider the outcome in making decisions about future compensation arrangements for our named executive officers.
As required by the Dodd-Frank Act, this vote does not overrule any decisions by the board of directors, will not create or imply any change to or any additional fiduciary duties of the board of directors and will not restrict or limit the ability of stockholders generally to make proposals for inclusion in proxy materials related to executive compensation.

Your board of directors unanimously recommends a vote “FOR” the approval, on an advisory basis, of the compensation of our named executive officers.

CERTAIN INFORMATION ABOUT MANAGEMENT
Executive Officers

Name	Age	Position(s)
Donald A. Miller, CFA	55	Chief Executive Officer, President and Director
Robert E. Bowers	61	Executive Vice President and Chief Financial Officer
Christopher A. Kollme*	47	Executive Vice President — Finance and Strategy
Laura P. Moon	47	Senior Vice President and Chief Accounting Officer
Joseph H. Pangburn	57	Executive Vice President — Southwest Region
Thomas R. Prescott	60	Executive Vice President — Midwest Region
Carroll A. Reddic, IV	52	Executive Vice President — Real Estate Operations, Assistant Secretary
C. Brent Smith	42	Executive Vice President — Northeast Region and Chief Investment Officer
George M. Wells	55	Executive Vice President — Southeast Region
Robert K. Wiberg	62	Executive Vice President — Mid-Atlantic Region and Head of Development
*
Designated as an Executive Officer in March of 2018

The following is detailed information about each of our executive officers other than Mr. Miller whose biographical information is included under “Proposal I: Election of Directors” above.
Robert E. Bowers has served as our Chief Financial Officer since 2007. A veteran of the public financial services industry, including having served as Chief Financial Officer for three other public companies, Mr. Bowers’ experience includes investor relations, debt and capital offerings, mergers and acquisitions, asset allocation, financial management and strategic planning. Mr. Bowers is also responsible for management of our information technology, risk management and human resource functions. From 2004 until 2007, he served as Chief Financial Officer and Vice President of Wells Real Estate Funds, Inc. and was a Senior Vice President of Wells Capital. Mr. Bowers was Chief Financial Officer and Director of NetBank, Inc. (formerly NASDAQ: NTBK) from 1997 to 2002. From 1984 to 1996, Mr. Bowers was Chief Financial Officer and Director of Stockholder Systems, Inc. (formerly NASDAQ: SSIAA), an Atlanta, Georgia-based financial applications company and its successor, CheckFree Corporation (formerly NASDAQ:CKFR). Mr. Bowers has provided strategic financial counsel to a range of organizations, including venture capital funds, public corporations and businesses considering listing on a national securities exchange. Mr. Bowers is a member of NAREIT and a CPA who began his career in 1978 with Arthur Andersen & Company in Atlanta.
Christopher A. Kollme joined our Company as Executive Vice President — Finance and Strategy in June of 2017 and in March of 2018 he was designated an executive officer. In this role, he provides guidance on capital raising activities and is responsible for deepening the company’s banking and rating agency relationships. Additionally, he works with the Piedmont senior management team to further establish and advance the strategic initiatives of the company. Prior to joining Piedmont, Mr. Kollme served as Managing Director & Head of Real Estate Investment Banking for SunTrust Robinson Humphrey where he managed the origination of advisory and capital raising transactions on behalf of the bank’s public and private real estate clients. Mr. Kollme’s approximately 20-year career has also included tenures with Morgan Keegan & Company, Inc.’s Real Estate Investment Banking group as Managing Director & Group Head and Duke Realty as Vice President of Acquisitions.
Laura P. Moon has served as our Senior Vice President and Chief Accounting Officer since 2007. She has over twenty five years of experience with accounting and reporting for public companies and at Piedmont she is responsible for all general ledger accounting, SEC and tax reporting functions. Prior to joining us, Ms. Moon had been Vice President and Chief Accounting Officer at Wells Real Estate Funds, Inc. since 2005 where she had responsibility for all general ledger accounting, financial and tax reporting, and internal audit supervision for 19 public registrants as well as several private real estate partnerships. Ms. Moon is a CPA and began her career in 1991 with Deloitte & Touche LLP.
Joseph H. Pangburn has served as our Executive Vice President — Southwest Region since 2014. In this capacity, he is responsible for overseeing Piedmont’s Southwest Region operations, comprised of approximately 2.7 million square feet principally located primarily in Dallas, including all development, leasing, asset management and transactional activity. Prior to his promotion to his current position in 2014, Mr. Pangburn had been responsible for the leasing and asset management activities for the Company’s Western Region portfolio since 2007. His previous tenures include Wells Real Estate Funds, Inc., Lend Lease Real Estate Investments, Inc. and Prentiss Properties Limited, Inc. Throughout his career, his activities and experience have been concentrated on properties located in the western United States, and specifically in Texas. Mr. Pangburn is a member of the Office Development Council of ULI.
Thomas R. Prescott has served as our Executive Vice President for the Midwest Region since 2014 and is responsible for all leasing, asset management, acquisitions, dispositions and development projects for Piedmont’s Midwest Region, which is comprised of approximately three million square feet located primarily in metropolitan Chicago and Minneapolis. His previous tenures include Metropolis Investment Holdings Inc., Forest City Enterprises, and Higgins Development Partners (formerly Walsh, Higgins & Company), and The Shaw Company. Mr. Prescott is a recognized real estate industry leader and a member of NAIOP and ULI.
Carroll A. (“Bo”) Reddic, IV has served as our Executive Vice President for Real Estate Operations since 2007. His responsibilities include leading our company’s asset and property management divisions. Additionally, he provides oversight to our company’s construction management team with regard to tenant build outs and oversight to our tenant relationship function. His previous tenures include Wells Real Estate Funds, Inc. and Morgan Stanley (including the predecessor companies of The Yarmouth Group and Lend Lease Real Estate Investments). Mr. Reddic is a member of NAIOP, ULI, Building Office Managers Association, and CoreNet Global. Additionally, Mr. Reddic serves in various civic and real estate industry leadership roles including chairman of the board for the Georgia BOMA Educational Foundation; an executive committee member of the board for the Office Technology and Operations Consortium; and an advisory member of the Real Estate Modernization and Innovation Committee for the Atlanta Housing Authority, among others.
C. Brent Smith has served as Chief Investment Officer since 2017 as well as Executive Vice President of our Northeast Region since 2015. In his regional role, Mr. Smith is responsible for all leasing, asset management, acquisition, disposition and development activity for the Company’s approximately three million square foot Boston and New York/New Jersey portfolio. In addition to these responsibilities, as Chief Investment Officer he also focuses on capital market transactions across Piedmont’s entire portfolio. Prior to joining Piedmont in 2012, Mr. Smith served as an Executive Director with Morgan Stanley in the Real Estate Investment Banking division advising a wide range of public and private real estate clients. He brings almost 15 years of corporate- and property-level real estate acquisitions experience in both North America and Asia.
George M. Wells has served as Executive Vice President of our Southeastern Region since 2015. As such, he oversees all acquisition and development opportunities, as well as leasing and property management activity for our Class A office buildings totaling approximately four million square feet located in Atlanta and Orlando. Mr. Wells has over 30 years of commercial real estate experience including approximately thirteen years of service in various asset management roles across Piedmont’s portfolio and with its former advisor, Wells Real Estate Funds, Inc. His previous tenures include Lend Lease Real Estate Investments and Equitable Real Estate. Mr. Wells is a member of NAIOP and the Real Estate Investment Advisory Council.
Robert K. Wiberg has served as Executive Vice President for the Mid-Atlantic Region and Head of Development since 2012. Mr. Wiberg is responsible for all leasing, property management, asset management, acquisitions and dispositions in the Mid-Atlantic Region, as well as all development projects nationwide. Piedmont’s Mid-Atlantic Region is comprised of approximately two million square feet of office space located primarily in the metropolitan Washington, D.C. area. His previous tenures include Brandywine Realty Trust as EVP, Prentiss Properties, Cadillac Fairview and Coldwell Banker (now CBRE). As a recognized industry leader, he has served on the board of directors of the Northern Virginia Chapter of NAIOP and the board of the Arlington Partnership for Affordable Housing and currently serves on the board of the Ballston Business Improvement District.
There are no family relationships among our directors or executive officers. Officers are elected annually by our board of directors, and each officer serves until his or her successor is duly elected and qualified, or until his or her death, resignation or removal from office. The board of directors retains the power to remove any officer at any time.

INFORMATION REGARDING THE BOARD OF
DIRECTORS AND COMMITTEES
Leadership Structure

Our current eight member board of directors is comprised of seven independent members and our Chief Executive Officer. Each of our board members is subject to re-election on an annual basis. We do not divide our directors into classes or stagger terms. Mr. McDowell currently serves as Chairman of the Board. The Chairman is elected by the board of directors on an annual basis and presides at regularly scheduled executive sessions of the independent directors. The board currently has no formal policy with respect to the separation of the positions of Chairman of the Board and Chief Executive Officer; however, the board believes that the separation of the positions is in our best interests as it provides leadership for the independent board and the benefit of additional support, experience and oversight for the management team.
Board Committees

Our board of directors has established four standing committees: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, and the Capital Committee. Each of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee complies with the listing requirements and other rules and regulations of the SEC and the NYSE, each as amended or modified from time to time. All members of the committees described below are independent as such term is defined in the NYSE’s listing standards and as affirmatively determined by our board of directors.
Board Committee	Chairman	Members
Audit Committee	Raymond G. Milnes, Jr.*	Kelly H. Barrett* Dale H. Taysom
Compensation Committee	Frank C. McDowell	Wesley E. Cantrell Barbara B. Lang Jeffrey L. Swope
Nominating & Corporate Governance Committee	Wesley E. Cantrell	Kelly H. Barrett Barbara B. Lang Frank C. McDowell
Capital Committee	Jeffrey L. Swope	Raymond G. Milnes, Jr. Dale H. Taysom
*
Designated as an Audit Committee financial expert.

The Audit Committee
Our board of directors has established a standing Audit Committee comprised of Messrs. Milnes (Chairman) and Taysom and Ms. Barrett. Each member of the Audit Committee meets the independence, experience, financial literacy and expertise requirements of the NYSE, the Sarbanes-Oxley Act of 2002, the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable rules and regulations of the SEC, all as in effect from time to time, as well as the independent director requirements set forth in our Corporate Governance Guidelines. The board of directors has determined that Mr. Milnes and Ms. Barrett both satisfy the requirements of an “audit committee financial expert” as defined by the rules and regulations of the SEC.
The Audit Committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at
www.piedmontreit.com. The primary responsibilities of the Audit Committee, as set forth in the committee’s charter, include the following:
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assisting the board of directors in the oversight of (1) the integrity of our financial statements; (2) our compliance with legal and regulatory requirements; (3) the system of internal controls which our management has established; (4) the qualification, independence and performance of our independent registered public accounting firm; and (5) the performance of our internal audit function;

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maintaining a free and open means of communication among our independent registered public accounting firm, our management, our internal audit department and our board of directors;

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reviewing and discussing with management the Company’s earnings and dividend press releases, as well as financial information, earnings or dividend guidance provided to the analysts and rating agencies;

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reviewing and discussing with management and the independent registered public accounting firm our annual audited financial statements, and, based upon such discussions, recommending to the board of directors that our audited financial statements be included in our annual report on Form 10-K;

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reviewing and discussing with management and the independent registered public accounting firm our quarterly financial statements and each of our quarterly reports on Form 10-Q;

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preparing an Audit Committee report for inclusion in our annual proxy statements for our annual stockholder meetings;

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appointing, compensating, overseeing, retaining, discharging and replacing our independent registered public accounting firm;

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pre-approving all auditing services, and all permitted non-audit services, performed for us by the independent registered public accounting firm; and

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overseeing our code of business conduct and ethics.

During 2017, the Audit Committee held seven meetings.
The Compensation Committee
The board of directors has established a standing Compensation Committee. The members of the Compensation Committee are Messrs. McDowell (Chairman), Cantrell, and Swope, and Ms. Lang. The members of the Compensation Committee are all independent directors who meet the current independence requirements of the NYSE, as well as the independent director requirements set forth in our Corporate Governance Guidelines and applicable rules and regulations of the SEC. For additional information about the Compensation Committee’s processes and the role of executive officers and compensation consultants in determining compensation, see “Executive Compensation.” The Compensation Committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at www.piedmontreit.com. The primary responsibilities of the Compensation Committee, as set forth in the committee’s charter include the following:
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setting the overall compensation strategy and compensation policies for our executive officers and directors;

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overseeing the assessment of risk associated with the Company’s compensation policies and practices;

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reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives and, either as a committee or together with the other independent directors, determining and approving the Chief Executive Officer’s compensation based on this evaluation;

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reviewing and approving the compensation of other executive officers or making recommendations to the board with respect to such compensation;

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making recommendations to the board with respect to the compensation of all non-employee directors, including board and committee retainers, meeting fees, equity-based compensation and such other compensation as the committee may deem advisable;

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reviewing and approving grants under all incentive-based compensation plans and equity-based plans and approving any new compensation plans or material changes to existing plans;

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administering our Amended and Restated 2007 Omnibus Incentive Plan;

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reviewing and approving any employment agreements, change in control agreements or severance agreements proposed to be entered into with any current or former executive officer;

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overseeing and assisting in preparing the Compensation Discussion and Analysis and recommending it for inclusion in our proxy statement and/or annual report on Form 10-K; and

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preparing a Compensation Committee report, as required by applicable SEC regulations, to be included in our proxy statements and/or annual report on Form 10-K.

Our Compensation Committee met six times during 2017.
The Nominating and Corporate Governance Committee
Our board of directors has established a standing Nominating and Corporate Governance Committee, which is comprised of Messrs. Cantrell (Chairman) and McDowell, and Mss. Barrett and Lang. The members of the Nominating and Corporate Governance Committee are all independent directors who meet the current independence requirements of the NYSE, as well as the independent director requirements set forth in our Corporate Governance Guidelines. The Nominating and Corporate Governance Committee operates pursuant to a written charter adopted by our board of directors, a copy of which is available on our website at

www.piedmontreit.com. The primary responsibilities of the Nominating and Corporate Governance Committee, as set forth in the committee’s charter include:
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identifying individuals qualified to serve on the board of directors, consistent with criteria approved by the board of directors, and recommending that the board of directors select a slate of director nominees for election by our stockholders at the annual meeting of our stockholders;

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evaluating the independence of candidates for the board of directors;

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developing and implementing the process necessary to identify prospective members of our board of directors;

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determining the advisability of retaining any search firm or consultant to assist in the identification and evaluation of candidates for membership on the board of directors;

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overseeing an annual evaluation of the board of directors, each of the committees of the board and management;

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developing and recommending to our board of directors a set of corporate governance principles and policies; and

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periodically reviewing our corporate governance structures and procedures and suggesting improvements thereto to our board of directors.

The Nominating and Corporate Governance Committee is also responsible for reviewing stockholder communications and responding to inquiries concerning our governance practices, business ethics and corporate conduct, as well as reviewing and promoting the continuing education of our directors. During 2017, the Nominating and Corporate Governance Committee held four meetings.
The Capital Committee
Our board of directors has established a Capital Committee, which is comprised of Messrs. Swope (Chairman), Milnes, and Taysom. The primary responsibilities of the Capital Committee include:
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reviewing and advising the board of directors on our overall financial performance, including issues related to capital structure, operating earnings, dividends and budgetary and reporting processes; and

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reviewing and advising the board of directors on investment criteria and acquisition and disposition policies, general economic environment in various real estate markets, existing or prospective properties or tenants, and portfolio diversification goals.

During 2017, the Capital Committee met four times.

Other Board and Governance Information

Board Membership Criteria
The Nominating and Corporate Governance Committee annually reviews with the board of directors the appropriate experience, skills and characteristics required of directors, both in the context of the current membership of the board as well as in the context of potential turnover of the existing board. The table below summarizes the key characteristics that are considered and which of our current independent board members the Board particularly relies on with regard to each characteristic:

Experience, Skill, or Characteristic	McDowell	Barrett	Cantrell	Lang	Milnes	Swope	Taysom
Audit committee financial expert		•			•
Financial/accounting	•	•		•	•		•
CEO, CFO, or COO experience	•	•	•	•		•	•
Public company	•	•	•	•	•
Industry specific knowledge	•	•			•	•	•
Strategic planning	•	•	•	•		•	•
Experience mentoring top level leaders	•		•	•		•	•
Real estate development/construction	•	•				•	•
Investment banking experience							•
Racial and gender diversity		•		•
Risk management expertise		•			•
Marketing expertise		•	•	•		•
Experience with international buyers or sellers		•	•				•

The board considers all of these characteristics when assessing candidates for board membership. Other considerations included in both the annual assessment of existing members and the assessment of new candidates include the candidate or incumbent’s status as an independent director, the ability of the candidate or incumbent to attend board meetings regularly and to devote an appropriate amount of effort in preparation for those meetings, and whether the candidate’s knowledge and experience of a particular aspect of the real estate industry or particular skill set is additive to the existing experience or skill sets of incumbent members of the board. While we have not adopted a formal policy regarding diversity of our board, in selecting nominees, the Nominating and Corporate Governance Committee considers the diversity of experience (particularly with regard to different facets of the real estate industry), qualifications, backgrounds, attributes and skills that a potential nominee would bring to the board. Although a number of our directors are retired, it is also expected that independent directors nominated by the board of directors shall be individuals who possess a reputation and hold positions or affiliations befitting a director of a large publicly held company and are active in their occupation, profession, or community.
Term Limits
Our Corporate Governance Guidelines provide that the board of directors will not nominate for re-election any non-employee director who has served 15 years or more prior to the applicable election, subject to exceptions granted by the board of directors.
Selection of Directors
The board of directors is responsible for selecting its own nominees and recommending them for election by the stockholders. The board delegates the screening process necessary to identify qualified candidates to the Nominating and Corporate Governance Committee, in consultation with the Chief Executive Officer.
The Nominating and Corporate Governance Committee annually reviews director suitability and the continuing composition of the board of directors and recommends director nominees who are voted on by the full board of directors. All director nominees then stand for election by the stockholders annually.
In recommending director nominees to the board of directors, the Nominating and Corporate Governance Committee solicits candidate recommendations from its own members, other directors, and members of our management. The Nominating and Corporate Governance Committee may engage the services of a search firm to assist in identifying potential director nominees. The
Nominating and Corporate Governance Committee will also consider recommendations for director candidates made by stockholders and other interested persons. Candidates for director must meet the established director criteria set forth above. In addition, under our Bylaws, stockholders may directly nominate candidates for election as directors. In order for a stockholder to make a nomination, the stockholder must satisfy the procedural requirements for such nomination as provided in Article II, Section 12 of our Bylaws. Any stockholder may request a copy of our Bylaws free of charge by writing to our Secretary at our corporate address.
In evaluating candidates for director, the Nominating and Corporate Governance Committee will consider each candidate without regard to the source of the recommendation and take into account those factors that the Nominating and Corporate Governance Committee determines are relevant, including the factors discussed above under “Board Membership Criteria”.
Board Self-Evaluation Process
Annually, the board of directors undertakes a robust self-evaluation process which is administered by the Nominating and Corporate Governance Committee with the assistance of outside counsel. Members of the Board complete a detailed, confidential questionnaire which provides for ratings in key areas and also seeks subjective comments. Outside counsel collects and analyzes the data and reports the results and information compiled from the questionnaires to the Nominating and Corporate Governance Committee. Comments pertaining to particular Board Committees are shared with each respective Committee chairperson, and comments regarding the full Board are shared with the full Board. Matters requiring follow up are addressed by the Chairman of the Nominating and Corporate Governance Committee, the Chairman of the Board, or Chairman of the applicable Board Committee, as appropriate.
Majority Voting Policy
Our Corporate Governance Guidelines include a majority voting policy for the election of non-employee directors. Pursuant to this policy, in an uncontested election of directors, any non-employee nominee who receives a greater number of votes withheld from his or her election than votes for his or her election will promptly tender his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will promptly consider the resignation offer and make a recommendation to the board of directors. The board will act on the Nominating and Corporate Governance Committee’s recommendation within 90 days following the certification of the stockholder vote. We will publicly disclose, in a Form 8-K furnished to the SEC, the board’s decision regarding whether to accept the resignation offer. Any director who tenders his or her resignation will not participate in the committee or board deliberations regarding such matter.
Risk Oversight
The board of directors is involved in risk oversight through direct decision-making authority on significant matters as well as through the oversight of management and appropriate advice and counsel from legal, financial, and compensation advisors. In particular, the board of directors manages risk by reviewing and discussing periodic reports with management including, but not limited to, reports detailing Piedmont’s concentrations of geographic, tenant, industry, and lease expiration risk. Through its various committees, the board monitors acquisition, disposition, leasing and investing activities and has delegated authority to the appropriate levels of management to carry out such activities with appropriate governance reporting at respective committee meetings.
In accordance with its charter, the Audit Committee also monitors major issues regarding accounting principles and financial statement presentation, including any significant changes in the application of accounting principles, and major issues regarding the adequacy of Piedmont’s internal controls and analyses prepared by management and/or the independent registered public accounting firm setting forth significant financial reporting issues and judgments made in connection with the preparation of the financial statements. In addition, the Audit Committee follows the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on Piedmont’s financial statements and the type and presentation of financial information to be included in earnings press releases, reports, and earnings guidance provided to analysts and rating agencies. The Audit Committee reviews and discusses with management Piedmont’s major financial risk exposures and the steps management has taken to monitor and control such exposures. The Audit Committee is also periodically briefed on Piedmont’s processes and policies with respect to risk assessment and risk management and the Audit Committee Chairman is interviewed in conjunction with Piedmont’s annual risk assessment process. Finally, the Audit Committee is periodically briefed on insurance coverage limits, any significant change in Piedmont’s insurance policies, monitoring of Piedmont’s code of ethics, whistleblower policy, and insider trading policies, as well as quarterly REIT test and debt covenant compliance calculations.
Corporate Social Responsibility and Sustainability
We value operational excellence and are committed to continual improvement in resource efficiency and sustainability. The Piedmont Sustainability Task Force, a group comprised of our regional and corporate leadership as well as a third-party adviser, has created a ten-point plan that helps shape our ongoing efficiency and sustainability practices. Some of the plan elements that have contributed to our progress include: prioritizing the portfolio for capital investment in energy efficiency projects, leveraging utility incentive programs to complete lighting and other efficiency projects, encouraging building engineers to participate in energy efficiency training programs, and utilizing a real-time energy monitoring software to optimize building electricity use.
We also leverage our industry partnerships, including the Building Owners and Managers Association (“BOMA”), Energy Star® and the U.S. Green Building Counsel, to help us advance the energy and sustainability performance of our assets. We are also a leading participant among REITs based on the number of buildings owned and managed with BOMA 360 designations. BOMA 360 is a program that evaluates six major areas of building operations and management and benchmarks a building’s performance against industry standards. The achievement of such a designation recognizes excellence in building operations and management. We also have focused on environmental sustainability initiatives at our properties, and approximately 85% of our office portfolio (based on Annualized Lease Revenue) have achieved and maintain “Energy Star” efficiency (a designation for the top 25% of commercial buildings in energy consumption efficiency). In addition, approximately 41% of our office portfolio (based on Annualized Lease Revenue) is certified by the Leadership in Energy and Environmental Design (LEED), which designates commercial buildings that are designed, built and operated in a manner to minimize environmental impact. We have also been a silver member of the U.S. Green Building Counsel since 2007.
Stockholder Engagement and Outreach
Our commitment to understanding the interests and perspectives of our stockholders is a key component of our corporate governance strategy and compensation philosophy. Throughout the year, we meet with our investors to share our perspective and to solicit their feedback on our strategy and performance. During 2017, our executive management team participated in several investor conferences including over 100 one-on-one meetings with our investors and analysts. Periodically, we also hold investor days where our management team meets with stockholders and industry research analysts to discuss our strategy and performance and respond to questions, as well as to tour certain properties in our portfolio. During 2017, we hosted investor days in Orlando, Dallas, and Atlanta, each of which was well attended by our investor base. Further, our board has periodically invited significant investors to meet with them directly to hear our stockholders’ perspectives and opinions about the Company as we believe the insights provided by our stockholders provide valuable information to be considered in our strategic decisions.
During 2017 we also amended our bylaws to grant our stockholders the right to amend the Bylaws and also resolved to submit an amendment to our Charter to our stockholders clarifying that our stockholders have the right to amend the Bylaws. See Proposal III for further information.
Director Independence
The NYSE requires each NYSE-listed company to have a majority of independent board members and a nominating/corporate governance committee, compensation committee and audit committee each comprised solely of independent directors. Our board of directors has adopted the NYSE independence standards as part of its Corporate Governance Guidelines.
In accordance with NYSE rules, the board of directors affirmatively determined that each of the following directors is independent within the meaning of the NYSE’s director independence standards:
Kelly H. Barrettt
Wesley E. Cantrell
Barbara B. Lang
Frank C. McDowell
Raymond G. Milnes, Jr.
Jeffrey L. Swope
Dale H. Taysom
The persons listed above include all of our current directors, other than Donald A. Miller, CFA, our President and Chief Executive Officer.
The board of directors has also determined that each of the current members of our Audit, Compensation, and Nominating and Corporate Governance Committees is independent within the meaning the NYSE’s director independence standards applicable to members of such committees. Additionally, our Audit Committee members satisfy the enhanced independence standards set forth in Rule 10A-3(b)(1)(i) under the Exchange Act and NYSE listing standards, and our Compensation Committee members satisfy the enhanced independence standards set forth in NYSE listing standards.
Attendance
Our board of directors met eleven times during 2017, either in person or telephonically, and each member of the board of directors attended in excess of 75% of the 2017 board and committee meetings on which such director served.
We do not have a formal policy with regard to board member attendance at our annual stockholder meetings. In 2017, all of the members of our board of directors who were directors at the time of our 2017 annual meeting of stockholders attended the annual meeting of stockholders either telephonically or in person.
Communications with Stockholders or Other Interested Parties
We have established several means for stockholders or other interested parties to communicate their concerns to the board of directors. If the concern relates to our financial statements, accounting practices or internal controls, the concerns should be submitted in writing to the Chairman of our Audit Committee in care of our Secretary at our headquarters address. If the concern relates to our governance practices, business ethics or corporate conduct, the concern may be submitted in writing to the Chairman of our Nominating and Corporate Governance Committee in care of our Secretary at our headquarters address. If a stockholder is uncertain as to which category his or her concern relates, he or she may communicate it to any one of the independent directors in care of our Secretary at our headquarters address. Stockholders or other interested parties who wish to communicate with our Chairman or with the non-management directors as a group may do so by writing to our Chairman at our headquarters address.
Corporate Governance Guidelines and Code of Ethics
Our board of directors, upon the recommendation of the Nominating and Corporate Governance Committee, has adopted Corporate Governance Guidelines establishing a common set of expectations to assist the board of directors in performing their responsibilities. The Corporate Governance Guidelines, which meet the requirements of the NYSE’s listing standards, address a number of topics, including, among other things, director qualification standards, director responsibilities, the responsibilities and composition of the board committees, director access to management and independent advisers, director compensation, and evaluations of the performance of the board. Our board of directors has also adopted a Code of Ethics, including a conflicts of interest policy, that applies to all of our directors and executive officers including our principal executive officer, principal financial officer, principal accounting officer and persons performing similar functions. The Code of Ethics meets the requirements of the rules and regulations of the SEC. A copy of our Corporate Governance Guidelines and our Code of Ethics is available on our website at
www.piedmontreit.com. Any amendments to, or waivers of, the Code of Ethics will be disclosed on our website promptly following the date of such amendment or waivers.

EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

The following Compensation Discussion and Analysis explains our compensation philosophy, objectives, policies and practices and the decisions made with respect to compensation for 2017 for our Chief Executive Officer, Chief Financial Officer and our three other most highly compensated executive officers, whom we refer to collectively as our Named Executive Officers (“NEOs”), as determined in accordance with applicable SEC rules.
Executive Summary
2017 was a year of diverse results from an operational goal perspective. While overall leasing results were strong, with approximately 2 million square feet of leasing completed during the year, the majority of the leasing related to renewals, rather than new leases. Overall transactional activity was more tempered than it has been in recent years as cap rates continued to compress. During the year ended December 31, 2017, we purchased one asset and sold three, including Two Independence Square, one of our largest Washington, D.C. assets during the third quarter of 2017. The Company’s efforts during the last half of 2017 were largely focused on the disposition of 14 non-strategic properties in a portfolio transaction that closed just after year end, on January 4, 2018 (the “2017 Portfolio Disposition”). The disposition substantially completed our strategy of concentrating our assets in select submarkets located primarily within eight major U.S. office markets. The net sales proceeds were used to reduce our total debt outstanding and to repurchase shares of our common stock, in addition to acquiring the one asset mentioned above. As a result, we exceeded many of the 2017 quantitative metrics that had been established by the board at the beginning of the year, including achieving Core FFO per diluted share in excess of our annual target, however, we fell below threshold on our new leasing and acquisition and disposition targets completed during the year.
Our Total Stockholder Return (“TSR”) was at the median relative to our peer group (see Market Reference Data below) for 2017.
For 2017, our Compensation Committee and the board of directors approved achievement of the board discretion component of our NEOs Short-Term Incentive Compensation (“STIC”) Plan at 7.5% above target levels to recognize the hard work by the entire employee base during 2017 to accomplish the 2017 Portfolio Disposition. As the 2017 Portfolio Disposition did not close until January 4, 2018, no credit was given in the quantitative metrics described under “Short Term Cash Incentive
Compensation Plan” below, yet the board of directors recognized that substantially all of the work related to the transaction occurred in 2017 and that the management team would have achieved the maximum payout for the disposition component had the transaction closed a few days earlier. Consequently, the Compensation Committee determined that an above target award for the discretionary component was appropriate. When combined with the results of various quantitative performance measures set forth below, the increase in the discretionary component resulted in the payment of STIC awards for 2017 of 10% above target for our Chief Executive Officer and approximately 2% below target for most of our other NEOs.
During the year ended December 31, 2017, our Compensation Committee also made deferred stock awards pursuant to our 2016 Long Term Incentive Compensation (“LTIC”) Plan. For the three-year performance period ended December 31, 2016, our TSR ranked at the 47th percentile compared to our peers, resulting in a payout of approximately 94% of target for the performance share component of our LTIC Plan. For the annual deferred stock component of our LTIC Plan, we performed above target for all three quantitative metrics as set forth under “Annual Deferred Stock Grant” below and the Compensation Committee and board of directors approved achievement of the board discretion component of the 2016 LTIC Plan at target level. The 2016 LTIC deferred stock awards were approved in May 2017.
Consideration of  “Say on Pay” Voting Results and Compensation Best Practices
In conjunction with our 2017 annual meeting, we held a stockholder advisory vote on the compensation of our NEOs for 2016. Our stockholders overwhelmingly approved the compensation of our NEOs, with approximately 97% of stockholder votes cast in favor of our “say on pay” resolution. Based on these results, we believe our programs are effectively designed and working well in alignment with the interests of our stockholders. Further, we believe that our compensation programs include a number of best practices such as:
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Our compensation of our Chief Executive Officer generally places a greater emphasis (82%) on variable, performance-based compensation than typical market practice;

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61% of our Chief Executive Officer’s pay opportunity is in the form of long-term, equity based compensation;

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Approximately 50% of the target for our LTIC Plan is delivered in the form of performance shares, which are earned based on our multi-year TSR relative to our peers;

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All of our short-term and long-term incentive programs contain caps on payouts and minimum thresholds for awards, and our Compensation Committee reserves the right to decrease payouts in their discretion;

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The quantitative metrics of all of our incentive-based pay programs are tied to operational, financial, or market performance measures derived from our annual business plan;

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Our employment agreements with our Chief Executive Officer and Chief Financial Officer contain “clawback” provisions, which require them to reimburse us for incentive-based compensation they have received if we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws (see “Executive Clawback Provisions” for further details);

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Our NEOs and directors are required to meet stock ownership guidelines;

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Our Insider Trading Policy prohibits hedging and pledging of our stock by our executive officers and directors;

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We award minimal perquisites and no supplemental executive benefits to our NEOs; and

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We do not provide tax gross ups to our NEOs.

As a result of the above considerations, our Compensation Committee decided to retain our general approach to executive compensation for 2017, which links the compensation of our NEOs to our operating objectives and emphasizes the enhancement of TSR.
Compensation Philosophy and Objectives
We seek to maintain a total compensation package that provides fair, reasonable and competitive compensation for our executives while also permitting us the flexibility to differentiate actual pay based on the level of individual and organizational performance. We place significant emphasis on annual and long-term performance-based incentive compensation, including cash and equity-based incentives, which are designed to reward our executives based on the achievement of predetermined individual and company goals, including, among others, TSR relative to a comparative peer group as further described below.
The objectives of our executive compensation programs are:
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to attract and retain candidates capable of performing at the highest levels of our industry;

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to create and maintain a performance-focused culture, by rewarding company and individual performance based upon objective predetermined metrics;

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to reflect the qualifications, skills, experience and responsibilities of each NEO;

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to link incentive compensation levels with the creation of stockholder value;

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to align the interests of our executives and stockholders by creating opportunities and incentives for executives to increase their equity ownership; and

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to motivate our executives to manage our business to meet and appropriately balance our short- and long-term objectives.

Compensation Committee Members, Independence and Responsibilities
Our executive compensation program is administered by the Compensation Committee of our board of directors. The Compensation Committee sets the overall compensation strategy and compensation policies for our executive officers and directors. The Compensation Committee has the authority to determine the form and amount of compensation appropriate to achieve our strategic objectives, including salary, bonus, incentive or performance-based compensation, and equity awards. The Compensation Committee reviews its compensation strategy annually to confirm that it supports our objectives and stockholders’ interests and that executive officers are being rewarded in a manner that is consistent with our strategy.
With respect to the compensation of our Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving our corporate goals and objectives with respect to the compensation of the Chief Executive Officer;

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evaluating the Chief Executive Officer’s performance in light of those goals and objectives; and

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determining the Chief Executive Officer’s compensation (including annual base salary level, annual cash bonus, long-term incentive compensation awards, perquisites and any special or supplemental benefits) based on such evaluation.

With respect to the compensation of NEOs other than the Chief Executive Officer, the Compensation Committee is responsible for:
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reviewing and approving the compensation; and

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reviewing and approving grants and awards under all incentive-based compensation plans and equity-based plans.

Role of the Compensation Consultant
To assist in carrying out its responsibilities, the Compensation Committee utilized the services of FTI Consulting, Inc. (“FTI”), a nationally recognized compensation consulting firm, to assist it in establishing our 2017 compensation plans and analyzing competitive executive compensation levels for 2017. FTI was not engaged by management to perform any work on its behalf during 2017 and the Compensation Committee considered FTI to be independent with regard to services performed on its behalf during 2017.
During 2017, FTI provided advice and recommendations regarding our short and long term incentive compensation plans for our employees, including our NEOs. In addition, FTI provided our Compensation Committee input on our director compensation program, competitive market compensation data and recommendations for target pay levels for each component of our 2017 executive compensation program.
The FTI compensation consultant periodically attends Compensation Committee meetings as requested by the Compensation Committee and consults with our Compensation Committee Chairman, our Director of Human Resources, our Chief Executive Officer, and our Chief Financial Officer as directed by the Compensation Committee on compensation related issues.
Compensation Consultant Independence Assessment
During 2017, the Company requested and received information from FTI addressing its independence and potential conflicts of interest, including the following factors: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. Based on an assessment of these factors, including information gathered from directors and executive officers addressing business or personal relationships with the consulting firm or the individual consultants, the Compensation Committee concluded that FTI is independent and that the work of FTI did not raise any conflict of interest.
Role of Executive Officers in Compensation Decisions
Our Chief Executive Officer reviewed the performance of each of the other NEOs and considered the recommendations of the FTI consultant with regard to each of the other NEOs. Based on this review and input, he made compensation recommendations to the Compensation Committee for all of the NEOs other than himself, including recommendations for performance targets, base salary adjustments, the discretionary components of our short-term cash incentive compensation, and long-term equity-based incentive awards. The Compensation Committee considers these recommendations along with data and input provided by FTI. The Compensation Committee retains full discretion to set all compensation for the executive officers.

Market Reference Data
In October 2017, FTI provided our Compensation Committee with a competitive market analysis of our NEOs’ pay level relative to the practices of a peer group of 12 public REITs. The peer group includes companies that either primarily invest in office properties or are diversified REITs whose portfolio includes significant office assets. In addition, companies that were recommended were generally no less than half the size and no more than two and a half times as large as Piedmont. The following table provides the names and estimated financial information for each peer company at the time the Compensation Committee reviewed the market data in October 2017:
($ in millions)
Company	Implied Equity Market Capitalization ($)	Total Enterprise Value ($)	Sector
Brandywine Realty Trust	3,184.8	5,061.3	Office
Columbia Property Trust, Inc.	2,636.9	3,589.9	Office
Corporate Office Properties Trust	3,406.0	5,353.5	Office
Cousins Properties Incorporated	3,960.5	5,022.1	Office
Douglas Emmett, Inc.	7,655.9	11,796.9	Office
Equity Commonwealth	3,784.7	3,040.4	Office
Highwoods Properties, Inc.	5,573.9	7,612.2	Office
Hudson Pacific Properties, Inc.	5,288.1	8,123.8	Office
Kilroy Realty Corporation	7,307.2	9,713.1	Office
Mack-Cali Realty Corporation	2,378.3	5,326.3	Office
Paramount Group, Inc.	4,365.5	7,690.8	Office
Washington Real Estate Investment Trust	2,572.8	3,779.3	Diversified
Median	3,872.6	5,339.9
Piedmont Office Realty Trust, Inc.	2,959.3	5,004.7	Office
The above companies are consistent with the peer group used for market comparison in 2016 with the exception of the removal of Parkway Properties, Inc. from the group as Parkway is no longer a public company. In general, Piedmont ranks at the 24th and 27th percentile of implied equity market capitalization and enterprise value, respectively, as compared to the peer group.
We apply our compensation policies to all of our NEOs on the same basis, with differences in compensation opportunities between each of our executive officers reflecting each of the officers’ roles, responsibilities and personal performance within our Company, as well as market pay practices. In October 2017, FTI provided our Compensation Committee with an analysis of each of our NEO’s 2017 target pay opportunity and 2016 reported pay relative to the compensation paid to executives employed by the peer group above in comparable positions to each of our NEOs. The analysis utilized the most recently filed proxy for each company in the peer group and FTI’s proprietary compensation database. Additionally, for each of our EVPs, other than our Chief Financial Officer, supplemental peer group data for applicable benchmark peers based on FTI’s proprietary compensation database was utilized in the analysis. Benchmark peer data used to compare each of our NEOs compensation was as follows:
Total 2017 Benchmark Compensation(1)
(in thousands)		25th Percentile	50th Percentile	75th Percentile	Average
Chief Executive Officer	Peer Group	$4,163	$4,537	$8,725	$6,483
Chief Financial Officer	Peer Group	$1,591	$2,216	$3,476	$2,525
EVP and Chief Investment Officer	Peer Group	$1,557	$1,967	$3,009	$2,232
	Supplemental Position	$703	$1,018	$1,293	$1,047
EVP — Real Estate Operations	Peer Group	$1,102	$1,229	$1,775	$1,517
	Supplemental Position	$548	$886	$1,144	$935
EVP — Mid-Atlantic Region and Head of Development	Peer Group	$1,132	$1,562	$2,388	$1,864
	Supplemental Position	$818	$1,058	$1,384	$1,092
(1)
Total 2017 Benchmark Compensation includes base salary, annual short-term cash incentive, eligible long-term equity incentives and other miscellaneous income and is based on 2016 compensation reported by peer companies.

Other Compensation Committee Considerations
In addition to considering market reference data set forth above in making decisions about our NEOs’ compensation opportunities and actual compensation to be paid, the Compensation Committee considers other factors such as each executive officer’s experience, scope of responsibilities, performance and prospects; internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance and prospects; and individual performance of each NEO during their tenure with Piedmont.
Employment Agreements with our Named Executive Officers
We are currently party to employment agreements with Mr. Miller, Mr. Bowers, and Mr. Reddic that were originally put in place in 2007 and renew annually unless either party gives 90 days written notice prior to the end of the renewal term or his employment otherwise terminates in accordance with the terms of the agreement. Significant terms include executive clawback provisions for our Chief Executive Officer and Chief Financial Officer and severance in the event of certain circumstances as further described below:
Executive Clawback Provisions. If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the securities laws, Messrs. Miller and Bowers’ agreements contain provisions that provide for the executives to reimburse us, to the extent required by Section 304 of the Sarbanes-Oxley Act of 2002, for any incentive-based (whether cash or equity-based) compensation received by the executives from us during the 12-month period following the first public issuance or filing with the SEC (whichever occurs first) of the financial document embodying such financial reporting requirement. In addition, each executive will reimburse us for any profits realized from the sale of our securities during that 12-month period.
Severance. Mr. Miller, Mr. Bowers, and Mr. Reddic are entitled to receive severance payments under certain circumstances in the event that their employment is terminated. These circumstances and payments are described below under “Potential Payments Upon Termination or Change of Control.” Our Compensation Committee believes that these severance payments were an important factor in attracting these individuals to join our Company in 2007 and are an important factor in their retention. The agreements with these individuals do not provide for tax “gross ups” in the event such payments are made.

Elements of 2017 Executive Compensation
Base salaries and target short term cash incentive compensation (expressed as a percentage of their base salary) for the NEOs for 2017 were as follows:
Name and Position	2017 Annual Base Salary	Annual Short-Term Cash Incentive Compensation as a % of Base Salary
		Threshold	Target	Maximum
Donald A. Miller, CFA Chief Executive Officer	$720,000	75%	120%	200%
Robert E. Bowers Chief Financial Officer	$450,000	50%	100%	150%
Carroll A. Reddic, IV EVP — Real Estate Operations	$275,000	35%	70%	105%
C. Brent Smith EVP — Northeast Region and Chief Investment Officer	$300,000	50%	100%	150%(1)
Robert K. Wiberg EVP — Mid-Atlantic Region	$320,000	31.25%	62.50%	93.75%
(1)
In February of 2018, the Compensation Committee adjusted Mr. Smith’s threshold, target, and maximum STIC for 2017 to reflect his promotion to Chief Investment Officer during the year ended December 31, 2017.

Base Salary. Our Compensation Committee believes that payment of a competitive base salary is a necessary element of any compensation program that is designed to attract and retain talented and qualified executives. The goal of our base salary program is to provide salaries at a level that allows us to attract and retain qualified executives while preserving significant flexibility to recognize and reward individual performance with other elements of the overall compensation program. Base salary levels also affect the short-term cash incentive compensation because each NEO’s target opportunity is expressed as a percentage of base salary. The following items are generally considered by the Compensation Committee when determining base salary annual increases; however no particular weight is assigned to an individual item:
➢
market data provided by the compensation consultant;

➢
comparability to compensation practices of other office REITs of similar size;

➢
our financial resources;

➢
the executive officer’s experience, scope of responsibilities, performance and prospects;

➢
internal equity in relation to other executive officers with similar levels of experience, scope of responsibilities, performance, and prospects; and

➢
individual performance of each NEO during the preceding calendar year.

For 2017, FTI recommended market adjustments for our Chief Executive Officer, Chief Financial Officer and each of the other NEOs. However, our Compensation Committee has determined the board will review salary levels every 2-4 years; therefore, after considering the data provided by FTI as well as Chief Executive Officer feedback regarding individual performance, all of our NEO’s salaries remained flat for 2017, with the exception of Mr. Smith who received a 14.3% salary increase to reflect his promotion to Chief Investment Officer during 2017.
Short-Term Cash Incentive Compensation Plan. We provide an annual STIC Plan which sets forth target cash incentive payments for each of our NEOs as a percentage of base salary. The actual amounts earned under the STIC
Plan may be greater or less than the NEO’s respective target based on actual performance against the performance goals established by the Compensation Committee at the beginning of each year, as well as assessment of each NEO’s personal contributions and performance for the year. All of the performance measures established by the Compensation Committee for 2017 were based on specific corporate metrics measured on a quantitative basis, with the exception of the Board Discretion/Individual Performance measure which the Compensation Committee considered on a qualitative basis. Those qualitative considerations included, but were not limited to, the Chief Executive Officer’s assessment of each NEO’s performance other than his own. The performance goals that the Compensation Committee established for each of the quantitative metrics were derived from critical components of our annual business plan for the year and were considered achievable, but not without above average performance. The following table sets forth the target performance goals, actual performance, and relative weighting of each of the performance measures established by the Compensation Committee for the 2017 STIC Plan:

Performance Measure	Target Performance Goal	Actual Performance	Over (Under) Performance	Relative Weighting
Core FFO per share	$1.700	$1.750	2.9%	20.00%
Balance Sheet Management:
Payoff $140.0 of secured debt (in millions)	Achieve or not	Achieved	Achieved	3.33%
Maximum Percentage of Debt to Gross Asset Value	less than or equal to 40% at end of year	34.3%	Achieved	3.33%
Ladder maturities (excludes line of credit)	less than or equal to 25% per annum	less than or equal to 25% per annum	Achieved	3.34%
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget	$5.92	$5.13	13.3%	10.00%
Leasing Targets (in 000s of square feet):
New Leasing	1,221	855	Below Threshold	15.00%
Renewal Leasing	677	1,025	51.4%	10.00%
Capital Allocations/ Markets (in millions)
Acquisitions	$325.0	$97.3	Below Threshold	10.00%
Dispositions	$554.0	$395.4	Below Threshold	5.00%
Board Discretion/ Individual Performance	Qualitative	Qualitative	Above Target	20.00%
Total				100.00%

Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of Net income attributable to Piedmont to Core FFO on pages 35 and 36 of our Annual Report on Form 10-K for the year ended December 31, 2017.
Balance Sheet Management is important because maintaining the appropriate capital structure, including the magnitude of total debt, mix of unsecured vs secured debt, impact upon Net Debt to EBITDA ratio, compliance with debt covenants, debt to gross assets ratio, and laddering of maturities is critical to the overall financial strength of the Company. Additionally, as a Real Estate Investment Trust (“REIT”), we are required to pay out 90% of our taxable income each year in the form of dividends to our stockholders. Therefore, we must constantly manage credit ratios and pro actively seek new sources of capital for our Company which requires careful management of the magnitude, timing, and cost of our borrowings.
Weighted Average Committed Capital Per Square Foot measures the future capital outlays that our management team has committed to in order to execute leases during the current year. This metric serves as a cross-check to ensure that management does not trade long-term capital expenditures to procure short-term growth in Core FFO. The target performance level for this metric is based on goals for commitments that are market specific and the weighted average performance goal is a function of the level of actual leasing activity in our respective markets.
Leasing Targets are important as managing lease renewals, leasing up vacant space, and keeping our portfolio as fully leased as possible directly impacts our cash flow, financial results, and value of our equity securities.
Capital Allocations/Markets refers to how we allocate our capital resources, whether it be to acquire new properties or to repurchase shares of our common stock, and is important because it impacts the overall composition and quality of our portfolio of assets, as well as our competitiveness within each of our markets. The quality of our portfolio and our management team’s ability to allocate capital resources effectively are two factors that equity analysts and present or potential stockholders consider when they assess our overall enterprise value.
The Board Discretion component is considered important as it allows the Compensation Committee to appropriately reward aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For 2017, our Compensation Committee and the board of directors approved achievement of the board discretion component of our NEOs STIC Plan at 7.5% above target levels to recognize the hard work by the entire employee base during 2017 to accomplish the 2017 Portfolio Disposition. As the 2017 Portfolio Disposition totaling $426 million did not close until January 4, 2018, no credit was given in the quantitative metrics described above, yet the board of directors recognized that substantially all of the work related to the transaction occurred in 2017 and that the management team would have achieved the maximum payout for the disposition component had the transaction closed a few days earlier. Additionally, the Board recognized that the 2017 Portfolio Disposition was a transformative transaction for the Company as it essentially completed the Company’s multi-year strategy of concentrating its portfolio in its eight core markets. Consequently, the Compensation Committee determined that the above target award for the discretionary component was appropriate.

Actual awards are calculated based on performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum(1)
Core FFO per share	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	20%
Balance Sheet Management	Individual metrics are measured as “Achieved” resulting in full target payout or “Not Achieved” resulting in no payout; however, if all metrics are achieved, then the maximum award is deemed earned	100%	150%	10%
Weighted Average Committed Capital Per Square Foot Leased Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	10%
Leasing Targets	Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting	50%	150%	25%
Capital Allocations/Markets	Every 1% variance in performance increases or decreases the targeted award by 2%, based on relative weighting	50%	150%	15%
Board Discretion/Individual Performance	Qualitative			20%
(1)
200% in the case of the Chief Executive Officer.

In February 2017, after (i) reviewing the results of the quantitative performance measures as set forth in the table above; (ii) considering the Chief Executive Officer’s assessment of each of the other NEO’s performance; and (iii) assessing the Chief Executive Officer’s performance, the Compensation Committee determined actual awards for the 2017 performance period for each individual NEO as follows:
Name	2017 Target Annual Incentive for NEOs ($)	2017 Actual Annual Incentive for NEOs ($)
Mr. Miller	864,000	950,486
Mr. Bowers	450,000	442,575
Mr. Reddic	192,500	189,324
Mr. Smith	300,000	400,000
Mr. Wiberg	200,000	196,700
Total	2,006,500	2,179,085
Long-Term Incentive Compensation Plan. The objective of our LTIC Plan is to attract and retain qualified personnel by offering an equity-based program that is competitive with our peer companies and that is designed to encourage each of our NEOs, as well as our broader employee base, to balance long-term company performance with short-term company goals and to foster employee retention.
To date, LTIC awards have only been granted in the form of performance shares or deferred stock units pursuant to the Amended and Restated 2007 Omnibus Incentive Plan approved by our stockholders. The Compensation Committee has determined that, as a REIT, the grant of such awards is appropriate because our high dividend distribution requirements lead to a significant portion of our total stockholder return being delivered through our dividends. Although our Amended and Restated 2007 Omnibus Incentive Plan permits the issuance of other types of equity awards, including stock options, we have never issued stock options to any of our employees, including our NEOs, and anticipate that any future equity awards granted will continue to be similar in form to our previous awards. Further, our Compensation Committee has prohibited the cash buyout of underwater options, should any options ever be issued. Although we have not attached specific holding periods for our equity-based awards, in general our equity-based awards vest or are earned over a three-year period. In addition, each of our executive officers, including our NEOs, is subject to stock ownership requirements (see Stock Ownership Guidelines below). We feel that appropriately designed equity-based awards, particularly those with future vesting provisions, promote a performance-focused culture and align our employees’ interests with those of our stockholders, thereby motivating their efforts on our behalf and strengthening their desire to remain with us for an extended period of time.
Each NEO’s annual LTIC target opportunity is divided equally between the two components of our LTIC Plan: a multi-year Performance Share Program and an Annual Deferred Stock Grant as further described below.
Performance Share Program. Approximately half of our NEOs’ LTIC opportunity relates to a multi-year performance share compensation program (the “Performance Share Program”). The purpose of the Performance Share Program is to motivate and reward long-term performance. Participants are provided with the opportunity to earn shares of Piedmont stock based on our TSR performance relative to a broad, pre-determined peer group over a three-year performance period. The peer group for the 2017 – 19 Performance Period was established at the beginning of the 2017 calendar year and included the same companies listed under “Market Reference Data” above, plus Empire State Realty Trust, Inc., TIER REIT, Inc. and Parkway, Inc. Empire State Realty Trust, Inc. was not included in the “Market Reference Data” analysis compiled by our compensation consultant because it is a New York-based REIT and the compensation consultant felt that the cost of living disparity between New York and Atlanta would unfairly skew the market compensation data used for comparison purposes. TIER REIT, Inc. was excluded as it is significantly smaller than Piedmont, and Parkway, Inc. was excluded as it was no longer a public company by the time of the compensation consultant’s presentation to our compensation committee.
Participants in the Performance Share Program have a defined target award expressed as a number of shares. The target number of shares established for each participant may be earned if Piedmont’s TSR is at the median of the peer group, up to 200% of target may be earned if Piedmont’s TSR is at or above the 75th percentile of the peer group, and 50% of target may be earned if Piedmont’s TSR at the 25th percentile of the peer group. No shares are earned if Piedmont’s TSR is below the 25th percentile. If our return is between the 25th and 75th percentile, the payout will be determined by linear interpolation. Performance cycles overlap, with a new three-year performance cycle beginning each year. The following table sets forth the status of each active Performance Share Plan as of December 31, 2017:

	TSR Percentile Rank as of December 31, 2017	Estimated Payout Percentage of Target Based on Percentile Rank as of December 31, 2017
2015 – 17 Performance Share Plan	47.1%	94.2%
2016 – 18 Performance Share Plan	42.9%	85.8%
2017 – 19 Performance Share Plan	50.0%	100.0%
The TSR Percentile Rank for each active plan will continue to change throughout the respective performance period. After the end of each three-year performance period, any earned awards will be paid by the Company. A grant date for this portion of the award is established when the Compensation Committee and the board of directors approve the multi-year plan. In accordance with SEC rules, the grant date fair value of the portion of the award related to the TSR three-year performance period assuming target performance is included in the Summary Compensation Table in the calendar year in which the grant date is established. For the range of shares that could be earned by each NEO for the 2017 – 19 performance period, see the Grants of Plan Based Awards for 2017 Table.
Annual Deferred Stock Grant. The other half of our NEOs’ LTIC opportunity is comprised of an annual deferred stock unit grant opportunity, as determined by the Compensation Committee, that considers four performance measures. The performance targets that the
Compensation Committee established for the quantitative metrics for the 2016 performance period were considered achievable, but not without above average performance. While such measures establish a framework for the Compensation Committee to evaluate performance, the pool of shares available to be granted is ultimately established by the Compensation Committee in its sole discretion irrespective of actual performance. As such, a grant date for accounting purposes is not established until the Compensation Committee has reviewed the Company’s actual performance against the metrics and exercised its discretion to determine the pool of shares to be awarded. This process normally occurs during the calendar year following the performance period after year-end audit results are available. In accordance with SEC rules, therefore, the deferred stock units granted pursuant to this component of our LTIC plan are included in the Summary Compensation Table in the calendar year of the grant, which is subsequent to the performance period.

The following table sets forth the target goals for each of the quantitative measures and weights assigned to each measure as well as the actual results for each performance measure for the deferred stock grant that was awarded in 2017 based on 2016 performance (dollars in millions except for per share amounts):
	2016 Goal
Measure	Threshold	Target	Maximum	Actual	Weight
Core FFO (per share)	$1.52	$1.599	$1.68	$1.672	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget (in millions)	$189.6	$210.6	$231.7	$224.9	25%
Actual General and Administrative Expense Relative to Budget (in millions)	$33.0	$30.0	$27.0	$29.2	25%
Board Discretion/Individual Performance	Qualitative	Qualitative	Qualitative	Achieved Target	25%
Core FFO performance is a non-GAAP financial measure that is considered important because our ability to meet consensus estimates of Core FFO is a factor when equity analysts value, or when present or potential stockholders make investment decisions about, our securities. See the definition of Core FFO and the reconciliation of Net income attributable to Piedmont to Core FFO on pages 33 – 35 of our Annual Report on Form 10-K for the year ended December 31, 2017.
Actual Adjusted Funds from Operations (“AFFO”) Before Capital Expenditures vs Budget is a non-GAAP financial measure that more closely mirrors the actual cash flow generated by the company in that it removes certain non-cash revenue and expense items such as the effect of straight-line rents which are not adjusted when computing FFO in accordance with the definition established by NAREIT. AFFO is considered important because it measures the Company’s ability to fund dividends and debt repayments, as well as acquisitions.
Actual General and Administrative Expense Relative to Budget is a non-GAAP financial measure that is considered important because it measures how efficiently we manage our controllable overhead expenses such as labor, professional services, and stockholder communication expenses, among others.
The Board Discretion component allows the Compensation Committee to appropriately recognize aspects of the management team’s or individual’s performance that may not be captured through the use of the quantitative metrics. For the 2016 deferred stock grant opportunity, our Compensation Committee and the board of directors unanimously approved achievement of this component at target. The Compensation Committee and the board of directors relied heavily on the quantitative measures that were approved at the beginning of the performance period, recognizing that the management team exceeded all three metrics.

Each individual NEO’s targeted number of shares was established by the Compensation Committee based on recommendations from our compensation consultant and Chief Executive Officer for each NEO, other than himself, regarding comparability with awards to officers of our peer group of office REITs as well as taking into consideration each officer’s salary and experience level. The actual number of shares that each individual NEO was eligible to earn was determined by the Compensation Committee after considering performance against the above metrics according to the following scale:
Measure	Adjustment Factor	Incentive Available to be Earned Based on Actual Performance (as a Percentage of Target)		Relative Weighting
		Threshold	Maximum(1)
Core FFO per share to Budget	Every 1% variance in performance increases or decreases the targeted award by 10%, based on relative weighting	50%	150%	25%
Actual Adjusted Funds From Operations Before Capital Expenditures Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Actual General and Administrative Expense Relative to Budget	Every 1% variance in performance increases or decreases the targeted award by 5%, based on relative weighting	50%	150%	25%
Board Discretion/Individual Performance	Qualitative			25%
(1)
200% in the case of the Chief Executive Officer.

Based on the metrics above, on May 18, 2017 the Compensation Committee determined the number of deferred stock units to be granted pursuant to the 2016 deferred stock award. See “Grants of Plan Based Awards for 2017” table below for information on the number of deferred stock units granted to each of the NEOs during 2017. For the awards granted, 25% vested immediately, while the remaining 75% vests in 25% increments over the next three years on the grant anniversary date. Any dividend equivalent rights are paid out upon vesting of the underlying shares.
Benefits. All of our NEOs participate in the health and welfare benefit programs, including medical, dental and vision care coverage, disability, long-term care and life insurance, and our 401(k) plan that are generally available to the rest of our employees. We do not have any special benefits or retirement plans for our NEOs other than the ability to defer certain amounts of their compensation and an annual physical for our Chief Executive Officer.
Stock Ownership Guidelines
Our board of directors has established stock ownership guidelines whereby our NEOs are required to own stock equal to the lesser of shares with a value equal to a specified multiple of their base salary or a specific number of shares as follows:
	Lesser Of:
	Multiple of Salary	Shares of Stock
Chief Executive Officer	5x	195,000
Chief Financial Officer	3x	75,000
EVP — Real Estate Operations	2x	30,000
EVP — Northeast Region and Chief Investment Officer	2x	30,000
EVP — Mid-Atlantic Region and Head of Development	2x	30,000
Each of our NEOs currently meet their respective ownership requirement.
In addition, each member of our board of directors is required to own the lesser of 15,000 shares or $250,000. All of our directors currently meet this requirement, with the exception of Mss. Lang and Barrett and Mr. Taysom, each of whom recently joined our board and will have six years from the date they joined the board to meet the requirement.
Hedging, Pledging and Insider Trading Policy
Our insider trading policy prohibits our employees, officers and directors from hedging their ownership of our stock, including a prohibition on short sales and buying or selling of puts and calls. Our insider trading policy also prohibits our employees, officers and directors from purchasing or selling our securities while in possession of material non-public information. Our insider trading policy also prohibits our executive officers and directors from pledging our securities or otherwise using our securities as collateral. None of our executive officers or directors holds any of our stock subject to pledge.
The Impact of Regulatory Requirements on Compensation
Prior to December 22, 2017, Section 162(m) of the Code limited to $1.0 million a publicly held company’s tax deduction each year for compensation to any “covered employee,” except for certain qualifying “performance-based compensation.” The Tax Cuts and Jobs Act signed into law on December 22, 2017 modified Section 162(m) of the Code to, among other things, provide that “performance-based compensation” is no longer deductible unless it qualifies for transitional relief for certain compensation arrangements in place as of
November 2, 2017. As long as we qualify as a REIT, however, we do not pay taxes at the corporate level. Therefore, we believe any potential future loss of deductibility of compensation which may occur would not have a significant adverse impact on us.
To the extent that any part of our compensation expense does not qualify for deduction under Section 162(m), a larger portion of stockholder distributions may be subject to federal income tax as ordinary income rather than return of capital, and any such compensation allocated to our taxable REIT subsidiary whose income is subject to federal income tax would result in an increase in income taxes due to the inability to deduct such compensation.
Although we and the Compensation Committee will be mindful of the limits imposed by Section 162(m), even if it is determined that Section 162(m) applies or may apply to certain compensation packages, we nevertheless reserve the right to structure compensation packages and awards in a manner that may exceed the limitation on deduction imposed by Section 162(m).

CEO Pay Ratio

In August 2015, the SEC adopted Item 402(u) of Regulation S-K to implement the “CEO pay ratio” disclosure requirements that were mandated by Congress pursuant to Section 953(b) of The Dodd-Frank Wall Street Reform and Consumer Protection Act. The new rules require registrants to disclose the ratio of the median employee’s annual total compensation to their Chief Executive Officer’s annual total compensation. Our Chief Executive Officer pay ratio set forth below is a reasonable estimate that has been calculated in accordance with the SEC’s final rules regarding the Chief Executive Officer pay ratio disclosure requirements.
As of December 31, 2017, we had 134 full-time and 2 part-time employees, with 46 of our employees working in our corporate office located in metropolitan Atlanta, Georgia, and our remaining employees working primarily in regional and local management offices located primarily in our eight major U.S. markets. These employees are involved in acquiring, developing, leasing, and managing our portfolio of properties. Approximately 69% of our workforce is salaried, with the remaining 31% compensated on an hourly basis.
To identify our median employee, we calculated the total 2017 compensation of each of our employees, excluding our Chief Executive Officer, that was included on our November 24, 2017 payroll using the same SEC rules and methodology that were used to calculate our NEOs total compensation as set forth in the Summary Compensation Table below. For employees that were not employed by us for the entire fiscal year, wages and salaries, matching contributions to 401(k), and premiums for company paid life insurance were annualized. Other than annualizing these components, we made no other assumptions, adjustments, or estimates with respect to our employees’ total compensation and used this consistently applied compensation measure to identify our median employee.
For the year ended December 31, 2017, the total compensation of our median employee was $103,264, and our Chief Executive Officer’s total compensation as reported in the 2017 Summary Compensation Table below was $4,889,626. The resulting ratio of the total compensation of our Chief Executive Officer compared to that of our median employee for the year ended December 31, 2017 was 47.4:1.
The Summary Compensation Table includes stock grants at the estimated fair value of performance shares at target. No value will be realized unless performance targets are realized, and there is no guarantee that this amount will ultimately be earned and paid to our Chief Executive Officer.
The Chief Executive Officer pay ratio disclosed above was calculated in accordance with SEC rules based upon the methodology described above. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the Chief Executive Officer pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their Chief Executive Officer pay ratio. Accordingly, the Chief Executive Officer pay ratio disclosed by other companies may not be comparable to our Chief Executive Officer pay ratio as disclosed above.

2017 Executive Compensation Tables

The following table sets forth information concerning the compensation for the three years ended December 31, 2017 by our NEOs, reported in accordance with SEC rules.
Summary Compensation Table for 2017
Name and Principal Position	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald A. Miller, CFA Chief Executive Officer and President	2017	720,000	3,192,790(2)	950,486	26,350(5)	4,889,626
	2016	720,000	2,885,893(3)	1,088,044	26,408	4,720,345
	2015	720,000	2,767,737(4)	1,200,000	26,408	4,714,145
Robert E. Bowers Executive Vice President and Chief Financial Officer	2017	450,000	1,149,412(2)	442,575	24,248(5)	2,066,235
	2016	450,000	1,038,914(3)	521,690	24,282	2,034,886
	2015	450,000	1,041,735(4)	560,000	24,282	2,076,017
Carroll A. Reddic, IV Executive Vice President — Real Estate Operations	2017	275,000	446,983(2)	189,324	24,250(5)	935,557
	2016	275,000	404,034(3)	220,000	24,282	923,316
	2015	275,000	382,942(4)	230,000	24,282	912,224
C. Brent Smith Executive Vice President — Northeast Region and Chief Investment Officer	2017	300,000	446,983(2)	400,000	12,190(5)	1,159,173
	2016	262,500	318,973(3)	235,000	8,056	824,529
	2015	253,125	245,350(4)	250,000	282	748,757
Robert K. Wiberg Executive Vice President — Mid-Atlantic Region and Head of Development	2017	320,000	446,983(2)	196,700	24,250(5)	987,933
	2016	320,000	404,034(3)	230,000	18,282	972,316
	2015	320,000	466,745(4)	250,000	12,282	1,049,027
(1)
In accordance with SEC rules, the stock award column includes the annual deferred stock grant and the estimated aggregate grant date fair value of the Performance Share Component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. See “2017 Realized Pay Table” and “Stock Vested for 2017” table below for the value of actual stock awards which vested during the year ended December 31, 2017.

(2)
Represents the aggregate grant date fair value of potential awards under the 2017 – 19 Performance Share Program at target levels and the deferred stock awards granted in 2017 for 2016 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2016 annual deferred stock award granted in 2017 was based on the closing price of our common stock on the May 18, 2017 grant date of  $21.38 per share. The aggregate grant date fair value of the 2017 Performance Share Program was based on an estimated fair value per share as of the grant date of  $30.45 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2017 – 19 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $3,561; Bowers — $1,282; Reddic — $498; Smith — $498 and Wiberg — $498.

(3)
Represents the aggregate grant date fair value of potential awards under the 2016 – 18 Performance Share Program at target levels and the deferred stock awards granted in 2016 for 2015 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2015 annual deferred stock award granted in 2016 was based on the closing price of our common stock on the May 24, 2016 grant date of  $19.91 per share. The aggregate grant date fair value of the 2016 Performance Share Program was based on an estimated fair value per share as of the grant date of  $23.02 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2016 – 18 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $2,891; Bowers — $1,041; Reddic — $405; Smith — $318 and Wiberg — $405.
(4)
Represents the aggregate grant date fair value of potential awards under the 2015 – 17 Performance Share Program at target levels and the deferred stock awards granted in 2015 for 2014 performance, both under our LTIC program. Values are estimated as the total expense associated with each grant to be recognized for financial statement reporting purposes over the respective service period associated with each grant calculated in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) Topic 718, Share-Based Payments. Pursuant to SEC rules the values are not reduced by an estimate for the probability of forfeiture. The aggregate grant date fair value of the 2014 annual deferred stock award granted in 2015 was based on the closing price of our common stock on the May 1, 2015 grant date of  $17.59 per share. The aggregate grant date fair value of the 2015 Performance Share Program was based on an estimated fair value per share as of the grant date of  $18.42 per share utilizing a Monte Carlo valuation model that models the plan’s potential payoff depending on Piedmont’s and its peer group’s future stock price movements. The potential value of the 2015 – 17 Performance Share Program award at the grant date assuming the highest level of performance conditions were achieved would have been (in 000’s): Miller — $2,618; Bowers — $942; Reddic — $367; Smith — $209; and Wiberg — $524.

(5)
All other compensation for 2017 was comprised of the following:

Name	Matching Contributions to 401(k) ($)	Premium for Company Paid Life Insurance ($)	Executive Health Physical ($)	Total Other Compensation ($)
Donald A. Miller, CFA	24,000	250	2,100	26,350
Robert E. Bowers	24,000	248	—	24,248
Carroll A. Reddic, IV	24,000	250	—	24,250
C. Brent Smith	11,942	248	—	12,190
Robert K. Wiberg	24,000	250	—	24,250
Other than our Chief Executive Officer’s executive health physical, the above benefits were paid pursuant to the same benefit plans offered to all of our employees.
2017 Realized Pay Table
As noted in the Summary Compensation Table above, SEC rules require the stock award column of the Summary Compensation Table to include the estimated aggregate grant date fair value of the performance share component of our LTIC program at target levels, even though there is no guarantee that any amounts will ultimately be earned by and paid to the executive. In addition, SEC rules require the entire aggregate grant date fair value of the deferred stock award component of our LTIC program to be included in the year the award is granted although such awards vest over a three-year period. As a supplement to the Summary Compensation Table, the table below shows the compensation actually realized by each of our NEOs during each of the last three years ended December 31, 2017. The realized pay during the three year period is less than the value shown in the summary compensation table as the realized pay, specifically the value of vesting stock awards, is affected by our stock price performance, and as such, reflects the pay for performance orientation of our executive compensation program.

In the table below, the stock award column is calculated by multiplying the number of shares that actually vested during the respective year by our closing stock price on the vesting date, and adding the value of any dividend equivalents rights that were paid to the NEO in conjunction with the vestings of the stock:
Realized Pay Table for 2017
Name and Principal Position	Year	Salary ($)	Stock Awards That Vested ($)(1)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	Total ($)
Donald A. Miller, CFA Chief Executive Officer and President	2017	720,000	2,764,374	950,486(2)	26,350(3)	4,461,210
	2016	720,000	1,787,612	1,088,044	26,408	3,622,064
	2015	720,000	1,103,036	1,200,000	26,408	3,049,444
Robert E. Bowers Chief Financial Officer, Executive Vice President	2017	450,000	1,065,359	442,575(2)	24,248(3)	1,982,182
	2016	450,000	691,482	521,690	24,282	1,687,454
	2015	450,000	433,550	560,000	24,282	1,467,832
Carroll A. Reddic, IV Executive Vice President— Real Estate Operations	2017	275,000	384,221	189,324(2)	24,250(3)	872,795
	2016	275,000	249,877	220,000	24,282	769,159
	2015	275,000	153,850	230,000	24,282	683,132
C. Brent Smith Executive Vice President — Northeast Region and Chief Investment Officer	2017	300,000	355,057	400,000(2)	12,190	1,067,247
	2016	262,500	232,641	235,000	8,056	738,197
	2015	253,125	150,902	250,000	282	654,309
Robert K. Wiberg(1) Executive Vice President — Mid-Atlantic Region and Head of Development	2017	320,000	536,118	196,700(2)	24,250(3)	1,077,068
	2016	320,000	361,588	230,000	18,282	929,870
	2015	320,000	288,882	250,000	12,282	871,164
(1)
Calculated based on the number of shares vesting on each vesting date during the respective year multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vestings.

(2)
Represents amounts earned during the year ended December 31, 2017, which were paid in March 2018.

(3)
See detail of all other compensation for 2017 included under Summary Compensation Table above.

Plan-Based Awards
The table below sets forth: (1) the threshold, target, and maximum of our 2017 STIC plan and of the Performance Share Component of our 2017-19 LTIC plan, and (2) the actual shares that were granted in 2017 pursuant to the Deferred Stock Component of our 2016 LTIC Plan.
Grants of Plan-Based Awards for 2017
	Grant Date	Estimated Potential Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock	Grant Date Fair Value of Stock Awards
		Threshold	Target	Maximum	Threshold (Number of Shares)	Target (Number of Shares)	Maximum (Number of Shares)
Donald A. Miller, CFA
2017 STIC Plan		$540,000	$864,000	$1,440,000
2017 LTIC Plan — 2017 – 19 Performance Share Component	May 18, 2017				29,233	58,466	116,932		$1,780,290
2016 LTIC Plan — Deferred Stock Component	May 18, 2017							66,066(3)	$1,412,491
Robert E. Bowers
2017 STIC Plan		$225,000	$450,000	$675,000
2017 LTIC Plan — 2017 – 19 Performance Share Component	May 18, 2017				10,524	21,048	42,096		$640,912
2016 LTIC Plan — Deferred Stock Component	May 18, 2017							23,783(3)	$508,481
Carroll A. Reddic, IV
2017 STIC Plan		$96,250	$192,500	$288,750
2017 LTIC Plan — 2017 – 19 Performance Share Component	May 18, 2017				4,093	8,185	16,370		$249,233
2016 LTIC Plan — Deferred Stock Component	May 18, 2017							9,249(3)	$197,744
C. Brent Smith
2017 STIC Plan		$100,000	$200,000	$300,000
2017 LTIC Plan — 2017 – 19 Performance Share Component	May 18, 2017				4,093	8,185	16,370		$249,233
2016 LTIC Plan — Deferred Stock Component	May 18, 2017							9,249(3)	$197,744
Robert K. Wiberg
2017 STIC Plan		$100,000	$200,000	$300,000
2017 LTIC Plan — 2017 – 19 Performance Share Component	May 18, 2017				4,093	8,185	16,370		$249,233
2016 LTIC Plan — Deferred Stock Component	May 18, 2017							9,249(3)	$197,744
(1)
Represents cash payout opportunity for 2017 under the STIC Plan. The amounts actually earned for 2017 are included in the non-equity incentive plan compensation column of the Summary Compensation Table.

(2)
Represents the potential number of shares associated with the payout opportunity under the 2017 – 19 Performance Share Component of the 2017 LTIC Plan. Any amounts earned will be granted in the form of deferred stock in 2020.

(3)
Represents shares awarded in 2017 pursuant to the Deferred Stock Component of the 2016 LTIC Plan (year ended December 31, 2016 performance period).

Outstanding Equity Awards at Fiscal Year-End
The following table provides information regarding unvested time-based stock awards and equity incentive plan awards that had not been earned or vested as of December 31, 2017 held by our NEOs as of December 31, 2017. All market values were determined by multiplying the number of shares of stock that have not vested or the number of unearned unvested shares by the closing price of our common stock on December 31, 2017 of  $19.61 per share and adding the value of any unvested dividend equivalent rights as of December 31, 2017. All equity incentive programs were established pursuant to the Amended and Restated 2007 Omnibus Incentive Plan and no options to purchase shares of our common stock have ever been awarded or granted to our NEOs.

Outstanding Equity Awards at Fiscal Year End 2017
	LTIC Stock Awards
	Deferred Stock Component		Performance Share Component
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested
Donald A. Miller, CFA
May 1, 2015 plan award(1)(5)			66,941	$1,500,817
May 1, 2015 award(2)(5)	20,732	$464,811
May 24, 2016 plan award(3)(6)			53,993	$1,165,169
May 24, 2016 award(2)(6)	36,178	$780,721
May 18, 2017 plan award(4)(7)			51,450	$1,067,073
May 18, 2017 award(2)(7)	49,549	$1,027,646
Total	106,459	$2,273,178	172,384	$3,733,059
Robert E. Bowers
May 1, 2015 plan award(1)(5)			24,099	$540,300
May 1, 2015 award(2)(5)	8,108	$181,781
May 24, 2016 plan award(3)(6)			19,438	$419,472
May 24, 2016 award(2)(6)	13,024	$281,058
May 18, 2017 plan award(4)(7)			18,522	$384,146
May 18, 2017 award(2)(7)	17,837	$369,939
Total	38,969	$832,778	62,059	$1,343,918
Carroll A. Reddic, IV
May 1, 2015 plan award(1)(5)			9,371	$210,098
May 1, 2015 award(2)(5)	2,838	$63,628
May 24, 2016 plan award(3)(6)			7,559	$163,123
May 24, 2016 award(2)(6)	5,064	$109,281
May 18, 2017 plan award(4)(7)			7,203	$149,390
May 18, 2017 award(2)(7)	6,936	$143,853
Total	14,838	$316,762	24,133	$522,611
C. Brent Smith
January 3, 2014 award(8)	4,863	$113,989
May 1, 2015 plan award(1)(5)			5,355	$120,059
May 1, 2015 award(2)(5)	1,998	$44,795
May 24, 2016 plan award(3)(6)			5,939	$128,164
May 24, 2016 award(2)(6)	4,018	$86,708
May 18, 2017 plan award(4)(7)			7,203	$149,390
May 18, 2017 award(2)(7)	6,936	$143,853
Total	17,815	$389,345	18,497	$397,613
Robert K. Wiberg
January 3, 2014 award(8)	4,863	$113,989
May 1, 2015 plan award(1)(5)			13,388	$300,159
May 1, 2015 award(2)(5)	2,912	$65,287
May 24, 2016 plan award(3)(6)			7,559	$163,123
May 24, 2016 award(2)(6)	5,064	$109,281
May 18, 2017 plan award(4)(7)			7,203	$149,390
May 18, 2017 award(2)(7)	6,936	$143,853
Total	19,775	$432,410	28,150	$612,672

(1)
Estimated based on Piedmont’s actual relative TSR performance for the three year performance period ended December 31, 2017. Final awards will be determined by the board during 2018 and any shares actually awarded to NEOs will vest immediately upon issuance.

(2)
Awards vest in 25% increments with 25% vesting immediately upon grant and additional 25% increments vesting on the following three anniversary dates of the grant.

(3)
Estimated based on Piedmont’s actual-to-date relative TSR performance for the three year performance period ended December 31, 2018 as of December 31, 2017. Actual awards to be paid to NEOs will be determined during 2019 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2018 and any shares awarded will vest immediately upon issuance.

(4)
Estimated based on Piedmont’s actual-to date relative TSR performance for the three year performance period ended December 31, 2019 as of December 31, 2017. Actual awards to be paid to NEOs will be determined during 2020 based on Piedmont’s actual relative TSR performance for the three year period ended December 31, 2019 and any shares awarded will vest immediately upon issuance.

(5)
Market value of unearned shares is based on our closing stock price as of December 31, 2017 of  $19.61 per share, plus $2.81 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(6)
Market value of unearned shares is based on our closing stock price as of December 31, 2017 of  $19.61 per share, plus $1.97 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(7)
Market value of unearned shares is based on our closing stock price as of December 31, 2017 of  $19.61 per share, plus $1.13 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

(8)
Award vests pro-rata over five years beginning on the anniversary of the date of grant. Market value of unearned shares is based on our closing stock price as of December 31, 2017 of  $19.61 per share, plus $3.83 per share of dividend equivalent rights that vest upon vesting of the underlying shares.

Stock Vested
The following table provides information regarding the actual number of shares vested for each of our NEOs during the year ended December 31, 2017. No options to purchase shares of our common stock have ever been awarded or granted to our NEOs.
Stock Vested for 2017
	Stock Awards
Name	Number of Shares Acquired On Vesting (#)	Value Realized on Vesting ($)(1)
Donald A. Miller, CFA	117,810	2,764,374
Robert E. Bowers	45,319	1,065,359
Carroll A. Reddic, IV	16,376	384,221
C. Brent Smith	15,192	355,057
Robert K. Wiberg	22,722	536,118
(1)
Value realized on vesting is calculated based on the number of shares vesting on each vesting date during 2017 multiplied by the closing price of our common stock on the respective vesting date and adding the value of any dividend equivalent rights paid out in conjunction with the vestings.

Nonqualified Deferred Compensation
Piedmont offers a Nonqualified Deferred Compensation Plan (“NQDCP”) to certain of its employees, including our NEOs, whereby employees may elect to defer a portion of their salary, STIC or LTIC for any given year. Any amounts deferred by the employee are retained by the Company in a Rabbi Trust until the payout date selected by the participant. The participant directs the investment of the funds while they are retained in the Rabbi Trust (which is subject to corporate creditors’ rights) by selecting from various investment options that closely approximate the investment options available to our employees who participate in our 401(k) plan. None of our NEOs participated in the NQDCP during the year ended December 31, 2017.

Potential Payments upon Termination or Change of Control
Messrs. Miller, Bowers, and Reddic are subject to employment agreements which provide for severance payments and benefits upon termination of employment in certain circumstances as set forth in the table below. Messrs. Smith and Wiberg are not subject to employment agreements and would only be entitled to their outstanding unvested deferred stock awards and a pro-rata share of their unvested Performance Share Program awards under the same terms generally available to all of our salaried employees. If an executive resigns without good reason (which includes retirement), or if we terminate an executive for cause, then such executive is only entitled to receive his Accrued Benefits, as defined below.
	Without Cause or For Good Reason	Termination in the Event of Change-in-Control, Without Cause, or For Good Reason	Non-renewal by Us of Executive’s Employment Agreement	Death or Disability
Donald A. Miller, CFA:
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
2x Annual Salary and Average Bonus(3)	X	X	X	X
Two years of medical benefits(4)	X	X
One year of medical benefits(4)			X	X
Robert E. Bowers:
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
2x Annual Salary and Average Bonus(3)	X	X	X	X
Two years of medical benefits(4)	X	X
One year of medical benefits(4)			X	X
Carroll A. Reddic, IV
Accrued Benefits(1)	X	X	X	X
Pro-rated annual bonus(2)	X	X	X	X
1x Annual Salary and Average Bonus(3)	X	X	X	X
One year of medical benefits(4)	X	X	X	X
(1)
“Accrued Benefits” include any unpaid annual salary that has accrued, payment for unused vacation, any earned but unpaid annual bonus for the previous year, unreimbursed expenses, and any rights granted the executive pursuant to our Amended and Restated 2007 Omnibus Incentive Plan which includes upon retirement (defined as minimum age 62): a) the executive’s pro-rata share of any unvested Performance Share Program awards earned considering the number of service months worked as compared to the total service months of the plan; and b) the vesting of any unvested deferred stock award at the time of approved retirement.

(2)
For the then-current year.

(3)
Average bonus is based upon bonuses paid for the three years prior to the year of termination.

(4)
For the executive and the executive’s spouse and eligible dependents.

The amounts described above do not include payments and benefits to the extent they have been earned prior to the termination of employment or are provided on a non-discriminatory basis to salaried employees upon termination of employment. These include:
➢
distribution of balances under our 401(k) plan;

➢
life insurance proceeds in the event of death; and

➢
disability insurance payouts in the event of disability.

The employment agreements do not provide for tax “gross ups” in the event such payments are made.

The following table summarizes the potential cash payments and estimated equivalent cash value of benefits that would be payable to each NEO under the various termination scenarios listed below, assuming the event occurred on December 31, 2017:
Name	Without Cause/ For Good Reason ($)	Change-in-Control (Termination Without Cause/ For Good Reason) ($)	Non-renewal by Us of Initial or Subsequent Term ($)	Death/ Disability ($)
Donald A. Miller, CFA(1)(6)	8,602,881	8,602,881	8,574,740	8,574,740
Robert E. Bowers(2)(6)	3,770,541	3,770,541	3,742,400	3,742,400
Carroll A. Reddic, IV(3)(6)	1,212,231	1,212,231	1,212,231	1,212,231
C. Brent Smith(4)(6)	587,637	587,637	N/A	587,637
Robert K. Wiberg(5)(6)	834,108	834,108	N/A	834,108
(1)
Includes $4,906,465 representing the value of unvested equity awards that would vest upon each triggering event.

(2)
Includes $1,780,775 representing the value of unvested equity awards that would vest upon each triggering event.

(3)
Includes $685,405 representing the value of unvested equity awards that would vest upon each triggering event.

(4)
Includes $644,643 representing the value of unvested equity awards that would vest upon each triggering event.

(5)
Includes $891,114 representing the value of unvested equity awards that would vest upon each triggering event.

(6)
Value of unvested equity awards is based on our closing stock price as of December 31, 2017 of  $19.61 per share, plus applicable dividend equivalent rights that would vest upon the vesting of the underlying shares.

Director Compensation for 2017
Compensation of Directors

We pay our non-employee directors a combination of cash and equity compensation for serving on the board of directors.
Cash Compensation
As compensation for serving on the board of directors, during 2017 we paid each of our non-employee directors an annual retainer of  $65,000 ($70,000 for Audit Committee members) and paid our chairman of the board an additional $65,000 annual retainer. Additionally, we also paid annual retainers to each of our committee chairmen in the following amounts:
➢
$20,000 to the Chairman of the Audit Committee;

➢
$15,000 to the Chairman of the Compensation Committee; and

➢
$10,000 to the Chairman of each of our other committees.

All directors may receive reimbursement of reasonable out-of-pocket expenses incurred in connection with attendance at meetings of the board of directors. We do not provide any perquisites to our directors.
Non-Employee Director Equity Awards
Non-employee directors are granted an equity award pursuant to the Amended and Restated 2007 Omnibus Incentive Plan either annually or upon their initial appointment to the board of directors. The award is equivalent to $80,000 payable in the form of shares of our common stock and vests upon the earlier of the first anniversary of the date of grant or the next annual stockholders meeting. The amount of the award was determined based on the advice and recommendation of our compensation consultant after considering the peer group described in the Compensation Discussion and Analysis.

2017 Director Compensation Paid
The following table sets forth information regarding the compensation that we paid to any person that served as one of our non-employee directors during the year ended December 31, 2017. Mr. Miller did not receive any additional compensation for his service as director in 2017.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	All Other Compensation ($)	Total ($)
Kelly H. Barrett	70,000	80,000	—	150,000
Michael R. Buchanan(2)	67,500	—	—	67,500
Wesley E. Cantrell	75,000	80,000	—	155,000
Frank C. McDowell	112,500	80,000	—	192,500
Barbara B. Lang	65,000	80,000	—	145,000
Raymond G. Milnes, Jr.	85,000	80,000	—	165,000
Jeffrey L. Swope	75,000	80,000	—	155,000
Dale H. Taysom	70,000	80,000	—	150,000
(1)
Amount represents the grant date fair value for financial statement reporting purposes in accordance with FASB ASC Topic 718 and is based on the closing price of our common stock on May 18, 2017, the date of grant, of  $21.38 per share. Shares granted vest on the earlier of the 2018 Annual Meeting of Stockholders or the one year anniversary of the date of grant.

(2)
Mr. Buchanan is the former Chairman of our Board who retired on May 18, 2017.

Equity Compensation Plan Information
The following table summarizes shares remaining for future issuance under the Amended and Restated 2007 Omnibus Incentive Plan as of December 31, 2017:
Plan category	Number of securities to be issued upon exercise of outstanding options, warrants, and rights (#)	Weighted-average exercise price of outstanding options, warrants, and rights	Number of securities remaining available for future issuance under equity compensation plans (#)
Equity compensation plans approved by security holders	—	$—	2,691,232
Equity compensation plans not approved by security holders	—	—	—
Total	—	$—	2,691,232
Compensation Committee Report
The Compensation Committee is responsible for, among other things, reviewing and approving compensation for the executive officers, establishing the performance goals on which the compensation plans are based and setting the overall compensation principles that guide the committee’s decision-making. The Compensation Committee has reviewed the Compensation Discussion and Analysis (“CD&A”) and discussed it with management. Based on the review and the discussions with management, the Compensation Committee recommended to the board of directors that the CD&A be included in this 2017 proxy statement and incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2017.
The 2017 Compensation Committee:

Frank C. McDowell (Chairman)
Barbara B. Lang
Jeffrey L. Swope

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee is or has been employed by us. None of our executive officers currently serve, or in the past three years has served, as a member of the board of directors or Compensation Committee of another entity that has one or more executive officers serving on our board of directors.
Compensation Policies and Practices as They Relate to Risk Management
To address potential risk to our stockholders our Compensation Committee designed our compensation programs with the following characteristics:
➢
the Compensation Committee of the board of directors has discretion to adjust any award that is earned based on achievement of performance goals. If the Compensation Committee believes that any of the targets set forth in the compensation plans has been achieved in a manner that is not consistent with the long-term best interests of the Company’s stockholders, or believes that the overall compensation to be paid under the terms of the plan is not appropriate for any reason, the Compensation Committee may adjust the calculated compensation associated with that plan accordingly;

➢
oversight of programs (or components of programs) by a broad-based group of individuals, including human resources, finance, internal audit, and an independent compensation consultant;

➢
a mix of compensation elements that provide focus on both short- and long-term goals as well as cash and equity-based compensation so as not to inappropriately emphasize one measure of our performance;

➢
caps on the maximum payouts available and minimum thresholds required before payment under certain incentive programs, including both short and long-term incentive plans;

➢
performance goals within incentive programs that reference reportable, broad-based financial metrics;

➢
setting performance goals that are intended to be challenging yet provide employees a reasonable opportunity to reach the threshold amount, while requiring meaningful performance to reach the target level and substantial performance to reach the maximum level;

➢
equity compensation awards that may be earned or vest over a number of years ensuring that our executives’ interests align with those of our stockholders over the long term; and

➢
stock ownership guidelines that require our executive officers and directors to accumulate and maintain a significant ownership interest in the Company.

Certain Relationships and Related Transactions
Review, Approval or Ratification of Transactions with Related Persons

Our Code of Ethics, which is posted on our website at www.piedmontreit.com, prohibits directors and executive officers from engaging in transactions that may result in a conflict of interest with us. Our Audit and Nominating and Corporate Governance Committees review any transaction a director or executive officer proposes to have with us that could give rise to a conflict of interest or the appearance of a conflict of interest, including any transaction that would require disclosure under Item 404(a) of Regulation S-K. In conducting this review, these committees ensure that all such transactions are approved by a majority of the board of directors (including a majority of independent directors) not otherwise interested in the transaction and are fair and reasonable to us and on terms not less favorable to us than those available from unaffiliated third parties. No transaction has been entered into with any director or executive officer that does not comply with those policies and procedures. Other than a consulting agreement with our former Chief Investment Officer (“CIO”), Raymond L. Owens, there were no related-party transactions since January 1, 2017 that would require disclosure under Item 404(a) of Regulation S-K. Mr. Owens retired effective June 30, 2017, but will remain a consultant for us over the next three years and will earn approximately $18,500 per month. During the year ended December 31, 2017, we incurred approximately $111,000 related to this consulting agreement.

Stock Ownership
The following table sets forth certain information regarding the beneficial ownership of shares of our common stock as of February 28, 2018. Except as described below, each stockholder has sole investment and dispositive power over such shares.
Name of Beneficial Owner(1)	Common Stock Beneficially Owned	Percentage(5)
Directors and Named Executive Officers:
Kelly H. Barrett	2,705	*
Wesley E. Cantrell	32,232	0.02%
Barbara B. Lang	5,050	*
Frank C. McDowell	49,380	0.04%
Raymond G. Milnes, Jr.	15,566	0.01%
Jeffrey L. Swope	55,903	0.04%
Dale H. Taysom	6,583	*
Donald A. Miller, CFA	570,033	0.43%
Robert E. Bowers	198,936	0.15%
Carroll A. Reddic	74,937	0.06%
C. Brent Smith	37,642	0.03%
Robert K. Wiberg	60,118	0.05%
5% Stockholders:
Blackrock, Inc.(2)	10,515,155	7.92%
FMR LLC(3)	7,756,828	5.84%
The Vanguard Group, Inc.(4)	23,047,025	17.36%
All executive officers and directors as a group (16 persons)	1,206,085	0.91%
*
Less than 0.01% of the outstanding common stock.

(1)
The address of each of the stockholders listed, other than Blackrock, Inc., FMR LLC, and The Vanguard Group, Inc., is c/o Piedmont Office Realty Trust, Inc., 11695 Johns Creek Parkway, Suite 350, Johns Creek, Georgia 30097.

(2)
According to Amendment No. 5 to Schedule 13G filed on January 29, 2018, BlackRock Inc. has sole voting power over 9,900,018 shares and dispositive power over 10,515,155 shares. The address of Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(3)
According to Amendment No. 8 to Schedule 13G filed on February 13, 2018, FMR LLC has sole voting power over 5,018,409 shares and sole dispositive power over 7,756,828 shares. The address of FMR LLC is 245 Summer Street, Boston, MA 02210.

(4)
According to Amendment No. 8 to Schedule 13G filed on February 9, 2018, The Vanguard Group has sole voting power over 243,432 shares, shared voting power over 196,523 shares, sole dispositive power over 22,785,151 shares, and shared dispositive power over 261,874 shares. The address of the Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355. We understand that The Vanguard Group, Inc. has determined that it does not own such shares for purposes of the 9.8% ownership limitation in our corporate charter (giving effect to the ownership definitions in our corporate charter), notwithstanding that it is deemed to beneficially own such shares for purposes of SEC regulations.

(5)
Based on 132,731,890 shares outstanding as of February 28, 2018.

None of the shares beneficially owned by our directors or executive officers are subject to pledge and no other persons own 5% or greater of our common stock. Derivative and hedging transactions involving Piedmont stock are strictly prohibited by our Insider Trading Policy.
Section 16(a) Beneficial Ownership Reporting Compliance

Under Section 16(a) of the Exchange Act, directors, executive officers and any persons beneficially owning more than 10% of our common stock are required to file reports of ownership and changes in ownership of such stock with the SEC. Based solely on our review of copies of these reports filed with the SEC and written representations furnished to us by our officers and directors, we believe that all of the persons subject to the Section 16(a) reporting requirements filed the required reports on a timely basis with respect to fiscal year 2017 with the exception of one report for Mr. Cantrell.

AUDIT COMMITTEE REPORT
Report of the Audit Committee

Pursuant to the Audit Committee Charter adopted by the board of directors of Piedmont, the Audit Committee’s primary function is to assist the board of directors in fulfilling its oversight responsibilities by overseeing the independent registered public accounting firm and reviewing the financial information to be provided to the stockholders and others, the system of internal control over financial reporting which management has established, and the audit and financial reporting process. Following our former Chairman’s retirement in May of 2017, the 2017 Audit Committee was composed of three independent directors and met seven times in fiscal year 2017. Management of Piedmont has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. Membership on the Audit Committee does not call for the professional training and technical skills generally associated with career professionals in the field of accounting and auditing. In addition, the independent registered public accounting firm devotes more time and has access to more information than does the Audit Committee. Accordingly, the Audit Committee’s role does not provide any special assurances with regard to the financial statements of Piedmont, nor does it involve a professional evaluation of the quality of the audits performed by the independent registered public accounting firm.
In this context, in fulfilling its oversight responsibilities, the Audit Committee reviewed the audited financial statements in the Annual Report on Form 10-K with management, including a discussion of the quality and acceptability of the financial reporting and controls of Piedmont; the reasonableness of significant judgments; and the clarity of disclosures in the financial statements.
The Audit Committee reviewed with the independent registered public accounting firm, who is responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles, its judgments as to the quality and acceptability of the financial and such other matters as are required to be discussed with the Audit Committee under Statement on Auditing Standards No. 61, as amended, AICPA, Professional Standards, Vol. 1 AU, Section 380 as adopted by the Public Company
Accounting Oversight Board (the “PCAOB”) in Rule 3200T, and other PCAOB standards, rules of the SEC, and other applicable regulations. The Audit Committee also received from and discussed with the independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB relating to that firm’s independence from Piedmont and has discussed with that firm their independence. In addition, the Audit Committee considered the compatibility of non-audit services provided by the independent registered public accounting firm with the registered public accounting firm’s independence.
The Audit Committee discussed with the independent registered public accounting firm the overall scope and plans for its audits. The Audit Committee meets periodically with the internal auditors and the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, their evaluations of the internal controls, and the overall quality of the financial reporting of Piedmont.
In reliance on these reviews and discussions, the Audit Committee approved the audited financial statements of Piedmont and recommended to the board of directors that they be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC. The board of directors approved the Annual Report on Form 10-K for the year ended December 31, 2017 for filing with the SEC.
The 2017 Audit Committee

Raymond G. Milnes, Jr. (Chairman)
Kelly H. Barrett
Dale H. Taysom
The Report of the Audit Committee to stockholders is not “soliciting material” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of Piedmont under the Securities Act of 1933 or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Stockholder Proposals
In order to be eligible for presentation at our 2019 annual meeting, our Bylaws require that written notice of any director nominations or other stockholder proposals must be received by our Secretary no earlier than October 22, 2018 and no later than November 21, 2018 at the following address: Thomas A. McKean, Secretary,
Piedmont Office Realty Trust, 5565 Glenridge Connector, Suite 450, Atlanta, GA 30342. Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals submitted for inclusion in our proxy statement for the 2018 Annual Meeting must be received by November 21, 2018.

Householding
The SEC has adopted a rule concerning the delivery of disclosure documents. The rule allows us to send a single annual report, proxy statement, proxy statement combined with a prospectus, information statement, or Notice of Internet Availability of Proxy Materials to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and Piedmont. It reduces the volume of duplicate information received at your household and helps Piedmont reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.
If any stockholders in your household wish to receive a separate annual report, proxy statement, or Notice of Internet Availability of Proxy Materials, they may call us at 866-354-3485, write to us at Piedmont Shareowner Services at P.O. Box 30170, College Station, TX 77842-3170, or e-mail us at
investor.services@piedmontreit.com. If you are a stockholder that receives multiple copies of our proxy materials or Notice of Internet Availability of Proxy Materials, you may request Householding by contacting us in the same manner and requesting a householding consent.

Other Matters
As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to herein. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to us will be voted in accordance with the recommendation of the board of directors or, in the absence of such a recommendation, in accordance with the discretion of the proxy holder.

Appendix A
PIEDMONT OFFICE REALTY TRUST, INC.
ARTICLES OF AMENDMENT
Piedmont Office Realty Trust, Inc., a Maryland corporation (the “Corporation”), hereby certifies to the State Department of Assessments and Taxation of Maryland (the “Department”) that:
FIRST: The Third Articles of Amendment and Restatement of the Corporation (the “Charter”) are hereby amended by deleting Section 5.2 of Article V of the Charter in its entirety, and replacing it with the following:
      SECTION 5.2 VOTING RIGHTS OF STOCKHOLDERS. Subject to the provisions of any class or series of Equity Shares then outstanding and the mandatory provisions of any applicable laws or regulations, the Stockholders shall be entitled to vote only on the following matters: (i) election or removal of Directors, as provided in Sections 5.1 and 2.4 hereof; (ii) amendment of this Charter, as provided in Section 7.1 hereof; (iii) dissolution of the Company, as provided in Section 7.2 hereof; (iv) merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company, as provided in Section 7.2 hereof; (v) amendment of the Bylaws; and (vi) such other matters with respect to which the Directors have adopted a resolution declaring that a proposed action is advisable and directing that the matter be submitted to the stockholders for approval or ratification. Except with respect to the foregoing matters, no action taken by the Stockholders at any meeting shall in any way bind the Directors.
SECOND: The amendment to the Charter as hereinabove set forth has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.
THIRD: The undersigned acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.
[SIGNATURE PAGE FOLLOWS]
A-1

IN WITNESS WHEREOF, the Corporation has caused these Articles of Amendment to be signed in its name and on its behalf by its Chief Executive Officer and President and attested to by its Senior Vice President, Associate General Counsel and Corporate Secretary on this ____ day of _______, 2018.
ATTEST:   PIEDMONT OFFICE REALTY TRUST, INC.
By:		By:
Name:	Thomas A. McKean	Name:	Donald A. Miller, CFA
Title:	Senior Vice President, Associate General Counsel and Corporate Secretary	Title:	Chief Executive Officer and President

A-2

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 02R4NC 1 P CF + Annual Meeting Proxy Card . C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian. Please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. + B Non-Voting Items A Proposals — The Board of Directors recommends a vote “FOR” all of the nominees listed and “FOR” Proposals 2, 3 and 4. For Against Abstain 2. Ratification of the appointment of the independent registered public accounting firm for fiscal 2018. For Against Abstain 3. Approval of an amendment to the Company’s Charter clarifying that stockholders may vote to amend the Company’s Bylaws. Change of Address — Please print new address below. Comments — Please print your comments below. 01 - Kelly H. Barrett 04 - Frank C. McDowell 07 - Jeffrey L. Swope 02 - Wesley E. Cantrell 05 - Donald A. Miller, CFA 08 - Dale H. Taysom 03 - Barbara B. Lang 06 - Raymond G. Milnes, Jr. 1. Election of Directors: For Withhold For Withhold For Withhold IMPORTANT ANNUAL MEETING INFORMATION 4. Approve, on an advisory basis, compensation of the Company’s named executive officers. For Against Abstain MMMMMMMMMMMM MMMMMMMMMMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT LINE SACKPACK 1234 5678 9012 345 MMMMMMM 3 6 3 5 7 1 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMMMM C 1234567890 J N T C123456789 qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 11:59 p.m., Eastern Daylight Time, on May 14, 2018. Vote by Internet • Go to www.envisionreports.com/PDM • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

2018 Meeting of Stockholders – May 15, 2018 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY The undersigned hereby appoints Donald A. Miller, CFA and Robert E. Bowers, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of Piedmont Office Realty Trust, Inc. Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the 2018 Meeting of Stockholders of the company to be held May 15, 2018 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. The proxies, in their discretion, are further authorized to vote on other matters which may properly come before the 2018 Annual Meeting of Stockholders and any adjournment or postponements thereof. You are encouraged to specify your choices by marking the appropriate boxes (SEE REVERSE SIDE), but you need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations. The proxies cannot vote your shares unless you sign and return this card. (Continued and to be marked, dated and signed, on the other side) Proxy — Piedmont Office Realty Trust, Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of Stockholders. The Proxy Statement and the 2017 Annual Report to Stockholders are available at: www.envisionreports.com/PDM qIF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q